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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ASHFORD INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY—SUBJECT TO COMPLETION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held [        ], 2016

To the stockholders of ASHFORD INC.:

         Notice is hereby given that a special meeting of the stockholders of Ashford Inc., a Delaware corporation (the "Company"), will be held at [    :    ] a.m. Central time, on [        ], 2016, at the Dallas Embassy Suites, 14021 Noel Road, Dallas, TX 75240.

         The purpose of the special meeting is to approve:

           Proposal 1: the Agreement and Plan of Merger between the Company and its wholly-owned subsidiary, Ashford Inc., a Maryland corporation ("Ashford Maryland"), pursuant to which the Company will merge with and into Ashford Maryland for the purpose of changing the Company's state of incorporation from Delaware to Maryland (the "Reincorporation Merger"); and

           Proposal 2: the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposal.

         Our board of directors unanimously recommends that stockholders vote "FOR" the approval of each of the proposals set forth in this proxy statement.

         Stockholders of record at the close of business on [        ], 2016 will be entitled to notice of and to vote at the special meeting. The accompanying proxy statement and proxy card are first being mailed to stockholders on or about [        ], 2016.

         It is important that your shares be represented at the special meeting regardless of the size of your holdings. If you fail to vote or abstain from voting on the Proposal 1 (Reincorporation Merger) , the effect will be the same as a vote "AGAINST" the Proposal 1 (Reincorporation Merger). The failure by the stockholders to approve Proposal 1 (Reincorporation Merger) will result in the Reincorporation Merger not being consummated.

         Whether or not you plan to attend the special meeting in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the special meeting, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the special meeting. Voting promptly saves us the expense of a second mailing. You may also submit your proxy over the internet or by telephone. For specific instructions, please see the section of this proxy statement titled "Questions and Answers about the Special Meeting—Voting and Voting Procedures" beginning on page [        ].

         On September 17, 2015, we entered into an Acquisition Agreement (the "Remington Acquisition Agreement") pursuant to which we will (i) acquire 80% of Remington Holdings L.P. and its subsidiaries ("Remington Lodging") for total consideration of $331.7 million, with an estimated fair value of $330.7 million, and (ii) contribute the Company's existing business along with 80% of Remington Lodging to a new subsidiary of the Company, Ashford Advisors, Inc. ("Ashford Advisors") (clauses (i) and (ii) collectively, the "Remington Transactions").

         On April 12, 2016, Ashford Inc.'s stockholders approved the Remington Transactions and, as of the date hereof, the Remington Transactions have not closed. We anticipate that the Reincorporation Merger will be consummated prior to the consummation of the Remington Transactions. Remington has indicated its willingness to provide, to the extent necessary, a waiver under the Remington Acquisition Agreement to permit the Company to consummate the Reincorporation Merger but no written waiver has been entered into at this time. We do not expect that the Reincorporation Merger will have any material impact on our ability to consummate the Remington Transactions.

         We encourage you to read the proxy statement accompanying this notice as it sets forth the specifics of the Reincorporation Merger and other important information.

By order of the Board of Directors,
14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 [ ], 2016	/s/ DAVID A. BROOKS David A. Brooks Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [        ], 2016.

This notice and the accompanying proxy statement and proxy card are available at www.ashfordinc.com under the "Investor" link, at the "Special Meeting Material" tab.

PRELIMINARY COPY—SUBJECT TO COMPLETION

ASHFORD INC.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
To Be Held [        ], 2016

INTRODUCTION

        This Proxy Statement, together with the enclosed proxy, is solicited by and on behalf of the board of directors of Ashford Inc., a Delaware corporation (the "Company"), for use at the special meeting of stockholders to be held at the Dallas Embassy Suites, 14021 Noel Road, Dallas, TX 75240 beginning at [        ] a.m. Central time, on [        ], 2016. The board of directors of the Company is requesting that you allow your shares to be represented and voted at the special meeting of stockholders by the proxies named on the enclosed proxy card. This Proxy Statement and accompanying proxy will first be mailed to stockholders on or about [        ], 2016. The shares represented by the proxies received pursuant to the solicitation made hereby and not revoked will be voted at the special meeting.

        The purpose of the special meeting is to approve:

          Proposal 1: the Agreement and Plan of Merger between the Company and its wholly-owned subsidiary, Ashford Inc., a Maryland corporation ("Ashford Maryland"), a form of which is attached to this Proxy Statement as Appendix A, pursuant to which the Company will merge with and into Ashford Maryland for the purpose of changing the Company's state of incorporation from Delaware to Maryland (the "Reincorporation Merger"); and

          Proposal 2: the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposal.

SUMMARY

        Transaction:    Reincorporation of the Company from Delaware to Maryland by merger with and into Ashford Maryland.

        Purpose:    Primarily to align the governing law of the Company with the governing law of the real estate investment trusts that it manages. See "Reincorporation Merger."

        Record Date:    [        ], 2016

        Exchange Ratios:    One share of Ashford Maryland common stock will be issued in exchange for each share of our common stock held as of the effective time of the Reincorporation Merger. See "Reincorporation Merger."

        Effective Date:    The Reincorporation Merger will become effective when articles of merger and a certificate of merger are, or a single document meeting the applicable requirements of the Maryland General Corporation Law and the Delaware General Corporation Law is, filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland and the Secretary of State of the State of Delaware, respectively, which we expect to occur as soon as practicable following the date of the special meeting.

        Principal Effect:    As a result of the Reincorporation Merger, our state of incorporation will change from Delaware to Maryland and we will be governed by the Maryland General Corporation Law and by the charter and bylaws of Ashford Maryland. See "Reincorporation Merger."

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

General Information

Q.
When and where is the special meeting?

A.
The special meeting will be held at [    :    ] a.m. Central time, on [        ], 2016, at the Dallas Embassy Suites, 14021 Noel Road, Dallas, TX 75240.

Q.
What is the purpose of the special meeting?

The purpose of the special meeting is to approve:

Proposal 1: the Agreement and Plan of Merger between the Company and its wholly-owned subsidiary, Ashford Inc., a Maryland corporation ("Ashford Maryland"), a form of which is attached to this Proxy Statement as Appendix A, pursuant to which the Company will merge with and into Ashford Maryland for the purpose of changing the Company's state of incorporation from Delaware to Maryland (the "Reincorporation Merger"); and

Proposal 2: the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposal.

Voting and Voting Procedures

Q.
What shares can be voted at the special meeting?

A.
Holders of our common stock as of the close of business on [        ], 2016, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the special meeting. Our only outstanding voting equity securities are shares of our common stock. Each share of common stock entitles the holder to one vote. As of the record date, there were [        ] shares of common stock outstanding and entitled to vote.

Q.
What is the quorum required for the special meeting?

A.
The representation in person or by proxy of holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present, the special meeting of stockholders may be adjourned by the chairman of the meeting or by a vote of a majority of the shares represented at the special meeting until a quorum has been obtained.

Q.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record:    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the special meeting.

Beneficial Owner:    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in "street name," and this Proxy Statement and related materials are being forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to instruct your broker how to vote and are invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Q.
How can I vote my shares without attending the special meeting?

A.
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the special meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by mail, over the Internet or by telephone. Please refer to the summary instructions below or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Mail:    If you hold your common stock in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the proxy card but do not provide instructions, your shares will be voted "FOR" Proposal 1 (Reincorporation Merger) and Proposal 2 (Adjournment or Postponement of the Special Meeting).

By Internet:    If you have Internet access, you may vote by accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you.

By Telephone:    If you live in the United States or Canada, you may vote by calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted.

Q.
How do I vote my shares in person at the special meeting?

A.
Shares held directly in your name as the stockholder of record may be voted in person at the special meeting. If you choose to do so, please bring proof of identification and request a ballot at the meeting. Even if you currently plan to attend the special meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later cannot attend or decide not to attend the special meeting.

Q.
What does it mean if I receive more than one proxy or voting instruction card?

A.
It means you have shares that are registered in different ways or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q.
Can I revoke my proxy?

A.
You may change your proxy instructions at any time prior to the vote at the special meeting. For shares held directly in your name, you may accomplish this by granting a new proxy by Internet, telephone or mail. If shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions. Proxies may also be revoked by written notice to the Secretary of the Company or by attending and voting in person at the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. You must meet the same deadline when revoking your proxy as when voting your proxy.

Q.
What vote is required to approve the proposals to be voted upon at the special meeting?

A.
Proposal 1 (Reincorporation Merger):    The proposal to approve the Reincorporation Merger requires the affirmative "FOR" vote of a majority of the shares of our outstanding common stock entitled to vote at the special meeting.

Proposal 2 (Adjournment or Postponement of Special Meeting):    The proposal to approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative "FOR" vote of a majority of the votes cast at the special meeting under the Company's bylaws.

Q.
What are the effects of not voting or abstaining? What are the effects of broker non-votes?

A.
Abstentions:    Abstentions, if any, will have the same effect as a vote "AGAINST" Proposal 1 (Reincorporation Merger). However, abstentions, if any, will not be considered as votes cast under the Company's bylaws, and accordingly will have no effect on the outcome of Proposal 2 (Adjournment or Postponement of Special Meeting).

Broker Non-Votes:    Broker non-votes will have the same effect as a vote "AGAINST" Proposal 1 (Reincorporation Merger). Broker non-votes will not be considered present and entitled to vote on, and will not be considered as votes cast, and accordingly will have no effect on the outcome of, Proposal 2 (Adjournment or Postponement of Special Meeting).

Q.
What is a broker non-vote?

A.
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker does not have discretionary authority to vote your shares with respect to Proposal 1 (Reincorporation Merger), but does have discretionary authority to vote your shares with respect to Proposal 2 (Adjournment or Postponement of the Special Meeting).

Other Matters

Q.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

You may request additional copies of the proxy materials by following the instructions set forth in the section of this Proxy Statement titled "Miscellaneous—Multiple Stockholders Sharing One Address."

Q.
What if other matters are presented for consideration at the special meeting?

A.
As of the date of this Proxy Statement, the Company does not know of any matters that will be presented for consideration at the special meeting other than those matters described in this Proxy Statement. If any other matters properly come before the special meeting, the proxies solicited hereby will be voted on such matters in accordance with the discretion of the proxy holders named therein.

Q.
Who is soliciting my proxy? Who is paying expenses relating to the solicitation?

A.
The enclosed proxy is solicited by and on behalf of the Company's board of directors. In addition to the solicitation of proxies by use of the mail, officers and other employees of the Company may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the special meeting of stockholders, including the cost of mailing.

  We have retained MacKenzie Partners Inc. ("MacKenzie") to aid in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie will receive a fee of approximately $8,500, plus out-of-pocket expenses.

Q.
How can I obtain additional information?

A.
If you would like additional copies of this Proxy Statement, without charge, or if you have questions about the procedures for voting your shares, please follow the instructions provided in the section of this Proxy Statement titled "Miscellaneous—Where You Can Find Additional Information."

FORWARD-LOOKING STATEMENTS

        Certain statements and assumptions in this Proxy Statement contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:

          (a)   general volatility of the capital markets and the market price of our common stock;

          (b)   changes in our business or investment strategy;

          (c)   availability, terms and deployment of capital;

          (d)   availability of qualified personnel;

          (e)   changes in our industry and the market in which we operate, applicable law, interest rates or the general economy;

          (f)    the degree and nature of our competition;

          (g)   the parties' ability to consummate the Reincorporation Merger;

          (h)   the conditions to the completion of the Reincorporation Merger, including the receipt of approval of our stockholders;

          (i)    the parties' ability to meet expectations regarding the timing, completion and tax treatment of the Reincorporation Merger;

          (j)    the possibility that the parties may not realize any or all of the anticipated benefits from the Reincorporation Merger;

          (k)   disruptions from the Reincorporation Merger may harm relationships with customers, employees and regulators;

          (l)    unexpected costs may be incurred; and

          (m)  changes in our stock price prior to the closing of the Reincorporation Merger and following the Reincorporation Merger.

        These and other risk factors are more fully discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K, and from time to time, in the Company's other filings with the SEC. The forward-looking statements included in this Proxy Statement are only made as of the date of this Proxy Statement. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

PROPOSAL 1: REINCORPORATION MERGER

        Our board of directors has unanimously approved the proposal to reincorporate from Delaware to Maryland and, for the reasons discussed below, believes that changing the Company's state of incorporation to Maryland is in the best interests of the Company and its stockholders. The effect of the reincorporation will be to change the law applicable to our corporate affairs from Delaware law to Maryland law. If approved by stockholders, the reincorporation will be accomplished by the merger of the Company with and into its wholly-owned subsidiary, Ashford Inc., a Maryland corporation ("Ashford Maryland"). Ashford Maryland was incorporated in Maryland on September 16, 2016 specifically for the purposes of effecting the Reincorporation Merger and has conducted no business and has no material assets or liabilities. At the effective time of the Reincorporation Merger, (i) the separate existence of the Company will cease and Ashford Maryland, as the surviving corporation, will succeed to all the business, properties, assets and liabilities of the Company, and (ii) Ashford Maryland will be governed by the Amended and Restated Articles of Incorporation and Bylaws attached to this Proxy Statement as Appendix B and Appendix C, respectively. Following the Reincorporation Merger:

  •
  Our corporate name will continue to be Ashford Inc.

  •
  Our corporate office will continue to be located in Dallas, Texas. We will not establish any offices or operations in Maryland as a result of the Reincorporation Merger, except to the extent that we already provide advisory services in Maryland, which services will continue.

  •
  Our business, directors and management will continue to be the same as immediately before the Reincorporation Merger.

  •
  Ashford Inc. will no longer be subject to annual Delaware franchise tax fees, though its subsidiaries incorporated in Delaware will remain subject to such franchise taxes.

  •
  Our fiscal year, assets, liabilities and dividend policies will be the same as immediately before the Reincorporation Merger.

  •
  Corporate actions of the surviving entity will be governed by the Maryland General Corporation Law ("Maryland Code").

        These changes will alter some of your rights as a stockholder of the Company. See "Reincorporation Merger—How Do the Rights of Stockholders and the Corporate Governance of the Company Compare Before and After the Reincorporation Merger?" Although some of your rights as a stockholder will change as a result of our reincorporation from Delaware to Maryland, the Reincorporation Merger will not result in any material changes to our business, management, assets, liabilities or net worth.

What are the Benefits of the Reincorporation Merger?

        Our board of directors believes that the Company will benefit in several ways by changing its state of incorporation from Delaware to Maryland.

  Reduced Tax Burden

        By reincorporating in Maryland, Ashford Inc. will be able to eliminate its annual Delaware franchise tax expense, though its subsidiaries incorporated in Delaware will remain subject to such franchise taxes. The State of Delaware imposes franchise taxes on Delaware corporations based on alternative formulas involving either (i) the corporation's aggregate number of shares of authorized stock, or (ii) the corporation's capital structure as compared to its assets. A Delaware corporation may elect to be treated under the alternative that results in the lesser amount of franchise tax imposed on the corporation. The Company has always elected to be considered under the alternative formula which results in the lower franchise tax burden; however, that burden is still substantial relative to the state tax in Maryland.

        For the year ended December 31, 2015, the Company's Delaware franchise taxes were approximately $146,443. Unlike Delaware, Maryland does not impose a franchise tax on a corporation incorporated under its laws. While Maryland does have a business personal property tax, Ashford Maryland would not be subject to such business personal property tax so long as Ashford Maryland does not own, lease, consign or use any personal property (which typically includes but is not limited to office and plant furniture, machinery, equipment, tools, furnishings, trade fixtures, inventory, and all other property not considered part of the real estate) within the State of Maryland. If the Company is reincorporated in Maryland and is not otherwise subject to business personal property tax, the only amount payable annually to Maryland as a result of being incorporated under its laws currently would be $300, which would be paid in conjunction with Maryland's annual reporting requirements. This would result in the Company saving nearly the entire amount paid for Delaware franchise taxes. Further, while we presently have no intention to increase the authorized stock of the Company, if we decide in the future to increase our shares of capital stock, our incorporation in Maryland will enhance these tax savings since, as a Delaware corporation, our Delaware franchise tax liability would increase in connection with any such increase in shares of authorized capital stock. Some of the savings anticipated during 2016 by the Reincorporation Merger may initially be offset by expenses associated with the Reincorporation Merger, such as filing, legal, printing and similar expenses.

  Other Cost Savings

        We believe the Company may also be able to reduce and streamline legal and other administrative costs as a result of being incorporated in the same jurisdiction as the two entities that it currently manages, Ashford Hospitality Trust, Inc. ("Ashford Trust") and Ashford Hospitality Prime, Inc. ("Ashford Prime"), and any Maryland real estate investment trust ("REIT") investment vehicle that the Company may manage in the future.

  Our Incorporation in Maryland May be More Conducive for Key Money Investments

        The Company believes that Maryland law may permit the Company to more efficiently provide financially accretive key money to Ashford Trust and Ashford Prime. Pursuant to our advisory agreements with each of Ashford Prime and Ashford Trust, we agreed to, from time to time, make "key money investments" to facilitate the acquisition of properties by Ashford Prime and Ashford Trust under certain circumstances and subject to certain conditions. Key money investments provide the Company with potential additional revenue streams. Upon a key money investment, the Company will be engaged as the asset manager for the related key money asset and will receive the key money asset management fees which are included in the base fees.

  Maryland REIT Expertise

        Following the Reincorporation Merger, the Company will be governed by the Maryland Code, which contains provisions that are conducive to the operations of a REIT under the Internal Revenue

Code of 1986, as amended (the "Code"). Over 100 publicly-owned REITs are currently organized under the laws of Maryland (including approximately 75% of REITs that are members of the National Association of Real Estate Investment Trusts). The large number of REITs in Maryland has resulted in the development of a body of law, practice and expertise under the Maryland Code that our board of directors believes is more comprehensive and robust than is available to a REIT that is organized as a Delaware corporation. We believe this expertise will benefit the Company because the Company's primary business is to act as advisor to Ashford Trust and Ashford Prime, both of which are Maryland corporations that have elected to be taxed as REITs. Changing our jurisdiction of incorporation will align our governance with the governance of Ashford Trust and Ashford Prime, and we believe that the Maryland Code will enable us to conduct our business and manage day-to-day operations of Ashford Trust, Ashford Prime and any other REIT investment vehicles we may manage in the future more effectively and efficiently, and with greater predictability and flexibility, than we are currently able under the laws and policies of Delaware.

  Enhanced Contacts with Maryland Could Provide Policy and Business Benefits to the Company

        We believe it will be beneficial to be organized in a state in which we currently conduct significant operations and where other prominent participants in the real estate and hospitality industries are based. We believe that the Maryland legislature has demonstrated a willingness to maintain modern laws to meet changing business needs and maintain Maryland's status as a leading domicile for real estate and hospitality industry companies. The Company, as advisor to Ashford Trust, manages several properties in Maryland but does not oversee any properties in Delaware. In addition, several major hotel brands, including Choice Hotels, Marriott International and the Ritz Carlton Hotel Company are headquartered in Maryland. By changing our jurisdiction of incorporation to Maryland, we further enhance our contacts with the State of Maryland, which could prove beneficial in connection with our interactions with state and local governments in the event that we pursue further business opportunities within the state. The Reincorporation Merger could also provide opportunities for the Company to benefit from any favorable future changes in policy or tax treatment that may occur in the State of Maryland with respect to the real estate and hospitality industries.

        As a result of the benefits listed above, our board of directors believes that being incorporated in Maryland and being governed by Maryland law would be in the best interests of the Company and its stockholders.

What are the Disadvantages of the Reincorporation Merger?

        While our board of directors believes the Reincorporation Merger is in the best interests of the Company and its stockholders, Delaware and Maryland law differ in some respects. The rights of stockholders and the powers of management under Maryland law and Delaware law are discussed in more detail below. See "Reincorporation Merger—How Do the Rights of Stockholders and the Corporate Governance of the Company Compare Before and After the Reincorporation Merger?"

What are the Material U.S. Federal Income Tax Consequences of the Reincorporation Merger?

        The following discussion summarizes certain intended U.S. federal income tax consequences of the Reincorporation Merger. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the "IRS") and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein. No ruling from the IRS has been or will be sought with respect to any aspect of the Reincorporation Merger.

        This discussion is for general information only, and does not purport to discuss all potential tax effects of the Reincorporation Merger. For example, it does not consider the effect of any applicable state, local or non-U.S. tax laws, or any non-income tax laws (such as estate and gift tax laws). In addition, it does not address all aspects of U.S. federal income taxation that may affect particular holders in light of their particular investment or tax circumstances, including holders subject to special tax rules, such as partnerships, subchapter S corporations or other entities that are "pass-through entities" for U.S. federal income tax purposes, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our common stock as part of an integrated transaction, including a "straddle," "hedge," "constructive sale," or "conversion transaction," persons whose functional currency for tax purposes is not the U.S. dollar, persons who acquired our common stock pursuant to the exercise of stock options or otherwise as compensation and persons who are not "U.S. persons" as defined below. This summary also does not consider any alternative minimum or Medicare contribution tax considerations.

        This discussion is directed solely to holders that hold our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following discussion only addresses "U.S. persons" for U.S. federal income tax purposes, generally defined as beneficial owners of our common stock who are: (i) individuals who are citizens or residents of the United States for U.S. federal income tax purposes; (ii) corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia; (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source; (iv) trusts with respect to which a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, and (v) trusts that were in existence on August 20, 1996 and have a valid election in effect under applicable Treasury regulations to be treated as U.S. persons. Holders of our common stock who are not covered by this summary, including partners of partnerships and owners of other pass-through entities holding our common stock, should consult their own tax advisors.

        The Reincorporation Merger is intended to qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. Assuming the Reincorporation Merger so qualifies, for U.S. federal income tax purposes, (i) the Company will recognize no gain or loss as a result of the Reincorporation Merger, (ii) a holder of our common stock who receives common stock of Ashford Maryland in exchange therefor will recognize no gain or loss on such exchange, (iii) the aggregate tax basis of Ashford Maryland common stock received by a holder will equal the aggregate tax basis of our common stock surrendered by such holder in exchange therefor, and (iv) the holding period of the Ashford Maryland common stock received by a holder will include the period during which such holder held our common stock surrendered in exchange therefor.

        This discussion does not purport to be a complete analysis of all of the Reincorporation Merger's tax consequences that may be relevant to holders. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and other federal tax consequences to you of the Reincorporation Merger, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

Will the Company's Accounting Treatment Change After the Reincorporation Merger?

        We expect that the Reincorporation Merger will have no material effect from an accounting perspective because there is no change in the entity as a result of the Reincorporation Merger. As such, the financial statements of the Company previously filed with the SEC will remain the financial statements of Ashford Maryland following the Reincorporation Merger.

Does Anything Change With Regard To My Investment in Ashford Stock?

        In effect, no. After the Reincorporation Merger, each outstanding share of stock of Ashford Maryland will entitle the holder thereof to voting rights, dividend rights and liquidation rights equivalent to the rights of holders of our stock prior to the Reincorporation Merger. There will be no interruption in the trading of the shares of our common stock as a result of the Reincorporation Merger. Our common stock currently trades on the NYSE MKT under the symbol "AINC" and following the Reincorporation Merger will continue to trade on the NYSE MKT under the same symbol. Ashford Maryland will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC. Stockholders who own shares of our common stock that are freely tradable prior to the Reincorporation Merger will continue to have freely tradable shares in Ashford Maryland after the Reincorporation Merger, and stockholders holding restricted shares of our common stock prior to the Reincorporation Merger will continue to hold shares in Ashford Maryland after the Reincorporation Merger subject to the same restrictions on transfer. The common stock of Ashford Maryland will be deemed registered under the Exchange Act by operation of Exchange Act Rule 12g-3(a).

Will the Company's Business Change After the Reincorporation Merger?

        The Reincorporation Merger will not result in any change in our name, business, directors, management, fiscal year, assets or liabilities, dividend policies or the location of our principal executive and corporate offices.

How Will the Reincorporation Merger be Accomplished?

        Following approval by our stockholders, the Reincorporation Merger will become effective when articles of merger and a certificate of merger are, or a single document meeting the applicable requirements of the Maryland General Corporation Law and the Delaware General Corporation Law is, filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland and the Secretary of State of the State of Delaware, respectively. We anticipate that this filing will be made as soon as practicable after the special meeting. At the effective time of the Reincorporation Merger:

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  The Company will be merged with and into Ashford Maryland, which will be the surviving corporation in the Reincorporation Merger.

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  The Company will cease to exist as a Delaware corporation. As a Maryland corporation, the Company will be governed by Maryland law instead of Delaware law.

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  Following the Reincorporation Merger, the Company will be governed by the Amended and Restated Articles of Incorporation and Bylaws of Ashford Maryland attached to this Proxy Statement as Appendix B and Appendix C, respectively.

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  All shares of our common stock will be converted automatically into shares of common stock of Ashford Maryland.

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  All options, rights or warrants to purchase shares of our common stock immediately prior to the Reincorporation Merger will thereafter entitle the holder to purchase a like number of shares of

    Ashford Maryland's common stock on the same terms without any action on the part of the holder.

        The Reincorporation Merger is subject to conditions, including approval by the holders of a majority of outstanding shares of our common stock entitled to vote on the proposal. We anticipate that the Reincorporation Merger will become effective shortly after stockholder approval at the special meeting. However, the merger agreement provides that the Reincorporation Merger may be abandoned prior to the Effective Time defined in the merger agreement, either before or after stockholder approval, if circumstances arise which, in the opinion of the board of directors of either the Company or Ashford Maryland, make the Reincorporation Merger inadvisable. In addition, the merger agreement may be amended prior to the Effective Time, either before or after stockholder approval thereof, subject to applicable law and the rights of the stockholders to approve any amendment that would have a material adverse effect on the stockholders. In the event this proposal is not approved or the Reincorporation Merger is not consummated, the Company will continue to operate as a Delaware corporation.

What Regulatory Approvals are Required in connection with the Reincorporation Merger?

        To our knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Reincorporation Merger will be the filing of the articles of merger with the State Department of Assessments and Taxation of the State of Maryland and the filing of the certificate of merger with the Secretary of State of the State of Delaware, or the filing of a single document meeting the applicable requirements of the Maryland General Corporation Law and the Delaware General Corporation Law with both the State Department of Assessments and Taxation of the State of Maryland and the Secretary of State of the State of Delaware.

How Do the Rights of Stockholders and the Corporate Governance of the Company Compare Before and After the Reincorporation Merger?

        The Company is currently organized as a corporation under the laws of the State of Delaware. As a Delaware corporation, the Company is governed by:

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  the Delaware General Corporation Law (the "Delaware Code");

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  the Company's Certificate of Incorporation (the "Delaware Charter"); and

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  the Company's Bylaws (the "Delaware Bylaws").

        As a Maryland corporation, the Company will be governed by:

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  the Maryland General Corporation Law (the "Maryland Code");

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  the Amended and Restated Articles of Incorporation of Ashford Maryland attached hereto as Appendix B, as further amended from time to time (the "Maryland Charter"); and

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  the Bylaws of Ashford Maryland attached hereto as Appendix C, as further amended from time to time (the "Maryland Bylaws").

        Although it is impracticable to compare all of the aspects in which the Maryland Code and the Delaware Code differ, the following is a summary of certain significant differences and important similarities between provisions affecting holders of shares of the Company under the Delaware Code, the Delaware Charter and the Delaware Bylaws and those affecting holders of shares of Ashford Maryland under the Maryland Code, the Maryland Charter and the Maryland Bylaws. This discussion is qualified in its entirety by reference to the Maryland Code, Maryland Charter and Maryland Bylaws and the Delaware Code, Delaware Charter and Delaware Bylaws

        With respect to certain differences between the rights held by stockholders under the Delaware Code and those that they would have under the Maryland Code, the Maryland Charter and Maryland Bylaws have been drafted so that the Maryland corporate documents provide for substantially all of the same rights and obligations as our Delaware corporate documents. There can be no assurance that the board of directors of Ashford Maryland will not take future actions, including recommending that stockholders approve amendments to the Maryland Charter, amending the Maryland Bylaws, or taking other actions permitted by the Maryland Code in a way that could directly affect stockholders. Stockholders also should refer to the Delaware Code and the Maryland Code with respect to the matters discussed in this Proxy Statement.

  Capital Stock

        Delaware.    The Company's authorized capital stock consists of 200,000,000 shares, consisting of (i) 100,000,000 shares of common stock, par value $0.01 per share, (ii) 50,000,000 shares of blank check common stock, par value $0.01 per share, (iii) 2,000,000 shares of Series A preferred stock, par value $0.01 per share (which is reserved for issuance under the Company's stockholder rights plan), and (iv) 48,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of September 13, 2016, there were 2,015,599 shares of our common stock outstanding, and no other shares of capital stock outstanding. The Delaware Charter authorizes the Company's board of directors to issue our blank check common stock and preferred stock from time to time in one or more series subject to applicable provisions of laws, and the Company's board of directors is authorized to fix the designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions, including dividend rights, voting rights conversion rights, redemption privileges and liquidation preferences.

        Maryland.    Ashford Maryland's authorized capital stock will consist of 200,000,000 shares, consisting of (i)  100,000,000 shares of common stock, par value $0.01 per share, (ii) 50,000,000 shares of blank check common stock, par value $0.01 per share, (iii) 2,000,000 shares of Series A preferred stock, par value $0.01 per share, and (iv) 48,000,000 shares of undesignated preferred stock, par value $0.01 per share. Under the Maryland Charter, the board of directors of Ashford Maryland has rights and powers with respect to the designation, classification and reclassification of common stock, blank check common stock and preferred stock that are substantially identical to those provided in the Delaware Charter.

  Charter Amendments

        Delaware.    The Delaware Code provides that an amendment to a certificate of incorporation may be adopted by a resolution of the board of directors and approved by the stockholders by a majority of the votes of each class entitled to vote, unless a greater vote is required by a corporation's certificate of incorporation. The Delaware Charter does not require a greater vote.

        Maryland.    Under the Maryland Code, a Maryland corporation generally cannot amend its charter unless the action is first declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation's charter. The Maryland Charter provides that the stockholder vote to amend the Maryland Charter shall be a majority of all of the votes entitled to be cast.

        A Maryland corporation may also provide in its charter that the board of directors, with the approval of a majority of the entire board, and without action by the stockholders, may approve amendments to the charter to increase or decrease the aggregate number of shares of stock that the corporation is authorized to issue or the number of shares of stock of any class or series that the corporation is authorized to issue. The Maryland Charter does not provide the board of directors with such power.

  Amendment to Bylaws

        Delaware.    Under the Delaware Code, the power to adopt, amend or repeal bylaws rests generally with the stockholders, though such power also may, in the certificate of incorporation, be conferred upon the board of directors. Such provision conferring this power upon the directors will not limit or divest the power of stockholders to adopt, amend or repeal the bylaws. Further, a bylaw amendment adopted by stockholders that specifies the votes that are necessary to elect directors may not be further amended or repealed by the board of directors.

        The Delaware Charter and Delaware Bylaws provide that our board of directors has the power to alter, amend or repeal, in whole or in part, or to adopt new bylaws. Except as otherwise permitted by law, any bylaw adopted by the board of directors may be amended or repealed at a stockholders' meeting by vote of the holders of a majority of the votes cast for such amendment or repeal.

        Maryland.    Under the Maryland Code, the power to adopt, alter or repeal the bylaws of a Maryland corporation is vested in the stockholders except to the extent that the charter or bylaws vests such power in the board of directors. The Maryland Bylaws provide that either the holders of a majority of the voting power of the outstanding capital stock or the board of directors will have the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

  Dividends

        Delaware.    Under the Delaware Code, the Company may pay dividends on its common stock out of its surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. The Delaware Code also provides that dividends may not be paid out of net profits if, after the payment of the dividends, the capital of the Company would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of the assets.

        Maryland.    Under the Maryland Code, Ashford Maryland is permitted to pay dividends to its stockholders from time to time as authorized by the board of directors. However, no dividend or other distribution may be made if, after giving effect to the distribution (1) Ashford Maryland would not be able to pay its debts as they become due in the usual course of business, or (2) Ashford Maryland's total assets would be less than the sum of its total liabilities plus amounts payable to stockholders having preferential rights to assets in the event of dissolution of Ashford Maryland (unless the charter provides otherwise with respect to any class of capital stock having a preference upon liquidation). Additionally, the Maryland Code creates an exception to the balance sheet requirement described in clause (2) of the preceding sentence to enable a Maryland corporation that can continue to pay its debts as they become due in the usual course of business to pay a dividend from net earnings for the current fiscal year, net earnings for the preceding fiscal year, or the sum of net earnings for the preceding eight fiscal quarters.

  Restrictions on Voting Rights

        Delaware.    The Delaware Code does not contain a control share or similar statute.

        Maryland.    The Maryland Code contains a control share acquisition statute which, in general terms, provides that when a stockholder acquires issued and outstanding shares of a corporation's voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the voting rights with respect to shares acquired in a control share acquisition must be obtained before the acquiring stockholder may vote those shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding "interested shares," defined as shares held by the acquiring person, officers of the corporation and employees of the corporation who are also directors of the corporation. Generally, if voting rights are not approved, the corporation may redeem the shares acquired in the control share acquisition. A corporation may, however, opt out of the control share statute through a charter or bylaws provision. The Maryland Bylaws provide that the Maryland control share acquisition statute shall not apply to any Control Share Acquisitions (as defined in Title 3, Subtitle 7 of the Maryland Code) by (i) Archie Bennett, (ii) Monty Bennett, (iii) any present or future affiliate or associate of Archie Bennett or Monty Bennett, (iv) Ashford Trust, (v) Ashford Prime, or (vi) any other entity that is advised by Ashford Maryland or its controlled affiliates through an advisory agreement.

  Business Combinations with Certain Persons

        Delaware.    Section 203 of the Delaware Code provides that if a person acquires 15% or more of the stock of a Delaware corporation, thereby becoming an "interested stockholder" (for purposes of Section 203), that person may not engage in certain business combinations with the corporation for a period of three years unless one of the following three exceptions applies:

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  The board of directors approved the acquisition of stock or the business combination transaction prior to the time that the person became an interested stockholder;

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  Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares are held subject to the plan will be tendered in a tender or exchange offer; or

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  The business combination transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder at an annual or special meeting.

        A Delaware corporation may elect not to be governed by Section 203. The Company has not made such an election. Section 203 does not apply to the Reincorporation Merger.

        Maryland.    The Maryland Code also contains a business combination statute. The Maryland business combination statute prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (1) the transaction has been recommended by the board of directors and (2) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied.

        A Maryland corporation may elect not to be governed by the business combination statute through a charter provision or board resolution. The board of directors of Ashford Maryland has adopted a resolution exempting any business combination between Ashford Maryland, on the one hand, and any of (i) Archie Bennett, (ii) Monty Bennett, (iii) any present or future affiliate or associate of Archie Bennett or Monty Bennett, (iv) Ashford Trust, (v) Ashford Prime, or (vi) any other entity that is advised by Ashford Maryland or its controlled affiliates through an advisory agreement, on the other hand; provided that such business combination is first approved by the board of directors of Ashford Maryland.

  Unsolicited Takeovers

        Delaware.    The Delaware Code does not contain a similar statute pertaining to unsolicited takeovers.

        Maryland.    Subtitle 8 of Title 3 of the Maryland Code, also known as the Maryland Unsolicited Takeover Act ("MUTA") permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect, by provision in its charter or bylaws or by resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including (i) dividing the board of directors into up to 3 classes, and designating directors to serve the full terms of the classes to which they are designated; (ii) a two-thirds vote of outstanding shares to remove a director; (iii) a requirement that the number of directors be fixed only by vote of the board of directors; (iv) a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and (v) a provision that a special meeting of stockholders must be called upon stockholder request only on the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting. Subtitle 8 also permits the charter or a board resolution to prohibit the corporation from electing to be subject to any or all provisions of the Subtitle. Ashford Maryland has not opted out of MUTA. Through provisions unrelated to MUTA, the Maryland Charter provides that directors may be removed only for cause and only by the vote of stockholders entitled to cast 80% of the outstanding voting power and provides that stockholder-called special meetings may be called at the request of stockholder entitles to cast a majority of the outstanding voting power.

  Stockholder Action by Written Consent

        Delaware.    The Delaware Charter provides that any action required or permitted to be taken by the stockholders of the Company must be taken at a meeting of stockholders; provided, however, that, with the express prior approval of the Company's board of directors, such action may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

        Maryland.    Under the Maryland Code, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by unanimous consent. Alternatively, if authorized by the charter of a corporation, the holders of common stock entitled to vote generally in the election of directors may take action or consent to any action by delivering a consent in writing (or by electronic transmission) of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting. The Maryland Charter does not include such a provision, with the effect that stockholders of Ashford Maryland may only act by unanimous written consent.

  Special Stockholder Meetings

        Delaware.    Under the Delaware Code, the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws may call a special meeting of the stockholders. Stockholders of a Delaware corporation may not call a special meeting unless specifically provided for in the corporation's certificate of incorporation or bylaws. The Delaware Charter provides that provide that special meetings of our stockholders (i) may be called by the chairman of the board or the CEO and (ii) shall be called by the CEO or corporate secretary of the Company at the request in writing of a majority of the members of the board of directors, and may not be called by any other person or persons (including stockholders). The Delaware Bylaws provide that special meetings of our stockholders (i) may be called by the chairman of the board or the CEO, (ii) shall be called by the CEO or corporate secretary at the request in writing of a majority of the members of the board of directors or upon the written request of the holders of at least a majority of the voting power of the then issued and outstanding shares of capital stock of the Company, and may not be called by any other person or persons.

        Maryland.    Under the Maryland Code, the board of directors, the president and any other person specified in the charter or bylaws may call a special meeting. Pursuant to the Maryland Charter and the Maryland Bylaws, the chairman of the board or the chief executive officer may call a special meeting of stockholders, and the chief executive officer or the secretary shall call a special meeting of the stockholders at the request of a majority of the members of the board of directors or upon the written request of the holders of at least a majority of the voting power of the then issued and outstanding shares of capital stock of Ashford Maryland.

  Number and Election of Directors

        Delaware.    The minimum number of directors of a Delaware corporation is one. The Delaware Code provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case the number of directors may be changed only by amendment of the certificate of incorporation. In addition, the Delaware Code permits a staggered or classified board of directors if a staggered or classified board is provided in the certificate of incorporation or bylaws. The Delaware Code provides that directors are to be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election at a meeting at which a quorum is present, unless the certificate of incorporation or bylaws provide otherwise.

        The Delaware Charter and Delaware Bylaws provide that our board of directors shall establish and may increase or decrease the number of directors; provided that the number of directors shall not be less than one nor more than 15. Each of our directors is elected annually and our board of directors is not classified. The Delaware Bylaws provide that our directors are elected by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present.

        Maryland.    Under the Maryland Code, the minimum number of directors of a Maryland corporation is one. The charter or bylaws may authorize a majority of the entire board of directors to alter, within specified limits, the number of directors set by the charter or the bylaws, but board action may not affect the tenure of office of any director. In addition, the Maryland Code permits, but does not require, the board to be classified. If the directors are divided into classes, the term of office may be provided in the bylaws or in the charter, except that the term of office of a director may not be longer than five years or, except in the case of an initial or substitute director, shorter than the period between annual meetings. The term of office of at least one class must expire each year. The Maryland Charter provides for the annual election of directors and for the election of directors to one year terms, and provides that the board shall consist of at least one and up to 15 directors as determined by board resolution. Unless the charter or bylaws provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. The Maryland Bylaws provide that our directors are elected by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present.

  Limitations on Liability of Directors and Officers

        Delaware.    Consistent with the Delaware Code, the Delaware Charter provides that no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful distributions or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived any improper personal benefit.

        Maryland.    Consistent with the Maryland Code, the Maryland Charter provides that no director or officer of Ashford Maryland shall be personally liable to Ashford Maryland or its stockholders for monetary damages except for liability (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty, and was material to the cause of action adjudicated in the proceeding.

  Indemnification of Directors and Officers

        Delaware.    Under the Delaware Code, a corporation may indemnify its directors, officers, employees and certain other individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings arising because of the person's relationship to the corporation. Generally, the indemnification will cover expenses regardless of whether the action stems from a civil, criminal, administrative or investigative proceeding if the individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard applies in an action or suit by or in the right of the corporation (i.e., a stockholder derivative claim) except that indemnification only extends to expenses (including attorneys' fees) incurred in the defense or settlement of such a proceeding. In cases involving the right of the corporation, the Delaware Code requires court approval before there can be any indemnification when the person seeking the indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits or otherwise in defense in any action, suit or proceeding described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandatory under the Delaware Code.

        The Delaware Code provides that a corporation may pay the expenses incurred by a director or officer in defending a proceeding in advance of the final disposition of that proceeding, provided that the corporation has received from the director or officer a written undertaking to repay the amount advanced if it is ultimately determined that the director or officer is not entitled to be indemnified for the expenses.

        The Delaware Charter and the Delaware Bylaws generally provide for the indemnification of the Company's directors and officers and, with the with the approval of the Company's board of directors, the Company's employees and agents, to the fullest extent permitted by the Delaware Code.

        Maryland.    The Maryland Code permits a corporation to indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is established that (1) the act or omission of the person was material to the matter giving rise to the proceeding and the person acted in bad faith or with active and deliberate dishonesty, (2) the person actually received an improper personal benefit or (3) in the case of a criminal proceeding, the person had reason to believe that his conduct was unlawful. The Maryland Code provides that where a person is a defendant in a derivative proceeding, the person may not be indemnified if the person is found liable to the corporation. The Maryland Code also provides that a person may not be indemnified in respect of any proceeding alleging improper personal benefit in which the person was found liable on the grounds that personal benefit was improperly received. The person found liable in the derivative proceeding or in the proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification for expenses if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Similar to the Delaware Code, the Maryland Code provides that unless otherwise provided in the corporation's charter, a director who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses.

        The Maryland Code provides that reasonable expenses incurred by a director who is a party to a proceeding may be paid by the corporation in advance of the final disposition of the proceeding if the corporation receives a written affirmation from the person to receive the advancement of that person's good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by the person to repay the advanced amount if it is ultimately determined that he or she has not met the standard of conduct.

        The Maryland Charter and the Maryland Bylaws generally provide for the indemnification of the Company's directors and officers and, with the with the approval of the Company's board of directors, the Company's employees and agents, to the fullest extent permitted by the Maryland Code.

  Removal of Directors

        Delaware.    Under the Delaware Code, any number of directors (including the entire board of directors) may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless the certificate of incorporation or bylaws otherwise provide. If the holders of any class or series are entitled separately to elect one or more directors, a director may not be removed without the affirmative vote of a majority of all outstanding shares of that class or series. The Delaware Charter provides that any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors

        Maryland.    The Maryland Code provides that the stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast generally for the election of directors, unless the charter provides otherwise. Unless the charter provides otherwise, if the holders of any class or series are entitled separately to elect one or more directors, such a director may not be removed without cause except by the affirmative vote of a majority of all the votes of that class or series. The Maryland Charter provides that, subject to the rights of any series of preferred stock, a director may be removed only for cause and only by the affirmative vote of at least 80% of the votes entitled to be cast generally in the election of directors.

  Board Vacancies

        Delaware.    Under the Delaware Code, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office. If the holders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series may fill a vacancy among the number of directors elected by that class or series. The appointed director holds office until the next annual meeting held for the election of directors. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board, any stockholder(s)

holding at least ten percent of the voting stock of the corporation may petition the Delaware Court of Chancery to order an election to be held by the stockholders in order to fill the vacancy, or to replace directors chosen by the directors then in office. The Delaware Charter provides that any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the board of directors may be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. The Delaware Charter further provides that any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

        Maryland.    The Maryland Charter provides that, subject to the terms of any class or series of blank check common stock or preferred stock, vacancies on the board of directors of Ashford Maryland may be filled by a majority of the remaining directors provided that a quorum is present, and any other vacancy occurring on the board of directors may be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Unless Ashford Maryland makes an election under MUTA, vacancies resulting from the removal of directors may also be filled by the holders of a majority of the outstanding voting power of Ashford Maryland's capital stock.

  Advance Notice of Director Nominations and of New Business Proposals

        Delaware.    The Delaware Code sets forth no provisions with respect to advance notice of stockholder nominations and business proposals. Therefore, any requirements with respect to notice shall be as set forth in the bylaws. The Delaware Bylaws generally require that a stockholder's notice proposing a nominee for director, or any other matter to be considered at a meeting of the stockholders, must be delivered to or mailed and received at the principal executive offices of the Company not earlier than the 120th day nor later than the 90th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting of stockholders. In addition to meeting the applicable deadline, stockholder proposals must be accompanied by certain information specified in the Delaware Bylaws.

        Maryland.    Under the Maryland Code, a Maryland corporation's charter or bylaws may require that any stockholder proposing a nominee for election as a director or any other matter for consideration at a meeting of the stockholders to provide advance notice of the nomination or proposal to the corporation before a date or within a period of time specified in the charter or bylaws. If the advance notice requirement is not met, the proposal is not a proper subject of stockholder action at the meeting. The advance notice provisions of the Maryland Bylaws are substantially similar to the Delaware Bylaws.

  Appraisal Rights

        Delaware.    Under the Delaware Code, stockholders of a corporation who are voting on a merger or consolidation generally are entitled to dissent from the transaction and obtain payment of the fair value of their shares (so-called "appraisal rights"), if they properly follow the statutory procedures for asserting these rights. Appraisal rights do not apply if, however, (1) the shares are listed on a national securities exchange or are held by 2,000 or more holders of record and (2) except for cash in lieu of fractional share interests, the shares are being exchanged for the shares of the surviving corporation of the merger or the shares of any other corporation, which shares of such other corporation will, as of the effective date of the merger or consolidation, be listed on a national securities exchange or held of record by more than 2,000 holders.

        Pursuant to the Delaware Code, appraisal rights generally are not available in a merger of two corporations where one of the corporations owns at least 90% of the outstanding stock of the other corporation. Because the Company owns 100% of the outstanding stock of Ashford Maryland, Company stockholders are not entitled to appraisal rights in connection with the Reincorporation Merger.

        Maryland.    Under the Maryland Code, a stockholder generally has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if (i) the corporation consolidates or merges with another corporation, (ii) the corporation's stock is to be acquired in a statutory share exchange, (iii) the corporation transfers all or substantially all of its assets in a manner requiring stockholder approval, or (iv) the corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved in the charter of the corporation (which the Maryland Charter so provides). The Maryland Code provides that there are no appraisal rights if: (i) the stock is listed on a national securities exchange at the time provided for in the Maryland Code (except for certain mergers where the merger consideration includes a cash component or consideration other than shares of stock of the successor or another issuer and insiders receive different merger consideration than the public stockholders); (ii) the stock received is that of the successor in the merger, unless the merger alters the contract rights of the stock as expressly set forth in the charter and the charter does not reserve the right to do so, or the stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor, cash, scrip or other rights or interests out of provisions for the treatment of fractional shares of stock in the successor; (iii) the stock is not entitled to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction; or (iv) the charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under Maryland law.

  Inspection of Books and Records

        Delaware.    The Delaware Code provides that any stockholder of record, regardless of the number of shares held and how long he or she has held the shares, generally has the right to inspect the corporation's stock ledger, list of stockholders and other books and records, provided he or she has a proper purpose for doing so and satisfies certain procedural requirements.

        Maryland.    The Maryland Code provides that any stockholder may inspect and copy, during usual business hours, only the corporation's bylaws, minutes of the proceedings of stockholders, annual statements of affairs and any voting trust agreements on file at the corporation's principal office. Additionally, any person who has been a holder of record for a minimum of six months or who owns at least 5% of the corporation's outstanding shares also has a right to inspect the corporation's books of account and stock ledger.

How does the Reincorporation Merger Affect the Remington Acquisition Agreement and the Transactions Contemplated Thereunder?

        On September 17, 2015, we entered into an Acquisition Agreement (the "Remington Acquisition Agreement") pursuant to which we will (i) acquire 80% of Remington Holdings L.P. and its subsidiaries ("Remington Lodging") for total consideration of $331.7 million, with an estimated fair value of $330.7 million, and (ii) contribute the Company's existing business along with 80% of Remington Lodging to a new subsidiary of the Company, Ashford Advisors, Inc. ("Ashford Advisors") (clauses (i) and (ii) collectively, the "Remington Transactions").

        On April 12, 2016, Ashford Inc.'s stockholders approved the Remington Transactions and, as of the date of this Proxy Statement, the Remington Transactions have not closed. We anticipate that the

Reincorporation Merger will be consummated prior to the consummation of the Remington Transactions. Remington has indicated its willingness to provide, to the extent necessary, a waiver under the Remington Acquisition Agreement to permit the Company to consummate the Reincorporation Merger but no written waiver has been entered into at this time. We do not expect that the Reincorporation Merger will have any material impact on our ability to consummate the Remington Transactions.

        Further information regarding the Remington Transactions, including a copy of the Remington Acquisition Agreement, and the approval thereof by the Company's stockholders can be found in the Company's Current Reports on Form 8-K dated September 18, 2015 and April 13, 2016, respectively, which are available at www.sec.gov.

Effect of Vote for the Reincorporation Merger

        Approval of the Reincorporation Merger by stockholders will constitute adoption by the stockholders of the Agreement and Plan of Merger attached to this Proxy Statement as Appendix A and approval of the Maryland Charter and the Maryland Bylaws attached to this Proxy Statement as Appendix B and Appendix C, respectively, and of all other transactions and proceedings relating to the Reincorporation Merger, including the assumption by Ashford Maryland, as the surviving corporation of the Reincorporation Merger, of the Company's employee benefit plans, agreements (including the Company's rights agreement) and arrangements and the obligations of the Company under such plans, agreements and arrangements. Pursuant to the terms of the Agreement and Plan of Merger, the Maryland Charter and the Maryland Bylaws will replace the Delaware Charter and the Delaware Bylaws as the Company's principal corporate governance documents. Accordingly, stockholders are urged to read carefully this Proxy Statement and the attached appendices.

Company Board Recommendation and Required Vote

        The Company's board of directors has unanimously (i) deemed the Reincorporation Merger to be in the best interests of the Company and its stockholders and has approved the Reincorporation Merger and (ii) determined to recommend that the stockholders of the Company vote to approve the Reincorporation Merger to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT.

        Approval of the Reincorporation Merger requires the affirmative "FOR" vote of a majority of the shares of our outstanding common stock entitled to vote at the special meeting. You may vote "FOR," "AGAINST" or "ABSTAIN" from voting. Abstentions and broker non-votes, if any, will have the same effect as a vote "AGAINST" the Reincorporation Merger. If you provide your proxy or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS OF COMPANY VOTE "FOR" THIS PROPOSAL 1.

PROPOSAL 2: ADJOURNMENT OR POSTPONEMENT OF SPECIAL MEETING

The Proposal

        The stockholders of the Company are being asked to approve a proposal that will give the Company the authority, if necessary or appropriate, to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve Proposal 1 (Reincorporation Merger) if there are not sufficient votes at the time of the special meeting to approve such proposal. If this adjournment proposal is approved, the special meeting could be adjourned by the Company's board of directors. In addition, under Article I, Section 5 of the Company's bylaws, the chairman of a meeting has the authority to adjourn the meeting, whether or not a quorum is present.

        We do not anticipate that we will adjourn or postpone the special meeting unless (i) necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1 (Reincorporation Merger), or (ii) counsel advises us that such adjournment or postponement is necessary under applicable law. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned or postponed.

Company Board Recommendation and Required Vote

        Approval of this Proposal 2 requires the affirmative "FOR" vote of a majority of the votes cast at the special meeting. You may vote "FOR," "AGAINST" or "ABSTAIN" from voting. Abstentions and broker non-votes, if any, will not be considered as votes cast under the Company's bylaws, and accordingly will have no effect on the outcome of this Proposal 2. If you provide your proxy or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Company's board of directors.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS OF THE COMPANY VOTE "FOR" THIS PROPOSAL 2.

VOTING AT THE SPECIAL MEETING

        To the Company's knowledge, each of the Company's executive officers and directors intends to vote all shares of the Company's common stock he or she beneficially owns in favor of Proposal 1 (Reincorporation Merger) and Proposal 2 (Adjournment or Postponement of the Special Meeting). The Company's directors and executive officers (including Monty Bennett) have the power to vote 334,159 shares of the Company's common stock as of September 13, 2016, representing 16.5% of the Company's outstanding common stock. Archie Bennett, Jr. has also informed the Company that he intends to vote in favor of Proposal 1 (Reincorporation Merger) and Proposal 2 (Adjournment or Postponement of the Special Meeting), and together with the shares held by the Company's officers and directors (including Monty Bennett), this represents the power to vote 419,973 shares, representing 20.8% of the outstanding common stock.

        Ashford Trust and Ashford Prime own 29.7% and 9.7% of our common stock, respectively, and as of the date hereof, neither has informed the Company as to how it intends to vote on Proposal 1 (Reincorporation Merger) or Proposal 2 (Adjournment or Postponement of the Special Meeting).

        The Company's unaffiliated stockholders (excluding the Company's directors and executive officers, Archie Bennett, Jr., Ashford Trust and Ashford Prime) collectively have the power to vote 807,091 shares of the Company's common stock as of September 13, 2016, representing 39.8% of the Company's outstanding common stock.

 INFORMATION ABOUT ASHFORD INC.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the ownership of our common stock as of September 13, 2016 by (i) each person who beneficially owns, directly or indirectly, more than 5% of our common stock, (ii) each of our directors, our chief executive officer and our two most highly compensated executive officers and (iii) all of our directors and executive officers as a group.

        In accordance with SEC rules, each listed person's beneficial ownership includes: (i) all shares the person actually owns beneficially or of record; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.

        As of September 13, 2016, we had an aggregate of 2,015,599 shares of common stock outstanding. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Monty J. Bennett	222,227	(2)	11.0%
David A. Brooks	32,728		1.6%
Dinesh P. Chandiramani	2,532		*
Darrell T. Hail	2,532		*
J. Robison Hays, III	10,077		*
John Mauldin	3,320		*
Gerald J. Reihsen, III	2,532		*
Brian Wheeler	2,532		*
Douglas A. Kessler	29,894		1.5%
Deric S. Eubanks	3,394		*
Mark L. Nunneley	15,548		*
Jeremy Welter	6,843		*
Ashford Hospitality Trust, Inc.	598,163		29.6%
Ashford Hospitality Prime, Inc.	194,880		9.7%
All executive officers and directors as a group (12 persons)	334,159		16.5%

*
Denotes less than 1.0%.

(1)
Ownership excludes any ownership of common units in Ashford LLC, our operating company.

(2)
This number excludes the Company's obligation to issue common stock to Monty Bennett pursuant to the Company's deferred compensation plan. As of September 13, 2016, the Company has reserved an aggregate of 195,579 shares of common stock for issuance to Monty Bennett, which are issuable periodically over a five-year period that will begin in January 2018.

Certain Relationships And Related Person Transactions

  Advisory Agreements and Relationships with Ashford Trust and Ashford Prime

        Ashford Trust created us to separate its asset management and advisory business from its hospitality investment business. In connection with our separation from Ashford Trust, Ashford LLC became our operating company, and it continues to advise Ashford Prime pursuant to the existing advisory agreement between Ashford Prime and Ashford LLC. Ashford LLC also became the advisor to Ashford Trust. Pursuant to our advisory agreements with Ashford Trust and Ashford Prime, we (through our operating company Ashford LLC) are responsible for implementing the investment strategies and decisions and the management of the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity. We may also perform similar services for new or existing platforms created by us, Ashford Trust or Ashford Prime.

        Our advisory agreements with Ashford Prime and Ashford Trust each have an initial 10-year term. Each advisory agreement is automatically renewed for successive five-year terms after its expiration unless terminated either by us, Ashford Trust or Ashford Prime, as applicable. We are entitled to receive from each of Ashford Trust and Ashford Prime an annual base fee calculated as 0.70% or less of the total market capitalization of such entities, subject to a minimum quarterly fee. We are also entitled to receive an incentive fee from each of Ashford Trust and Ashford Prime based on their respective out-performance, as measured by total annual stockholder return, as compared to such entity's respective peers. In the year ended December 31, 2015, we received base fees of $33.8 million and $8.6 million from Ashford Trust and Ashford Prime, respectively. We received no incentive fee from Ashford Trust or Ashford Prime in 2015. We have received no incentive fee from Ashford Trust and a $1.3 million incentive fee from Ashford Prime to date in 2016.

        In addition, we are entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by us or our affiliates on behalf of Ashford Trust or Ashford Prime or in connection with the services provided by us pursuant to the advisory agreements, which includes each of Ashford Trust's and Ashford Prime's pro rata share of our office overhead and administrative expenses incurred in providing our duties under the advisory agreements. For the year ended December 31, 2015, we received reimbursements of approximately $6.5 million and $1.8 million from Ashford Trust and Ashford Prime, respectively.

        The board of directors of each of Ashford Trust and Ashford Prime also has the authority to make annual equity awards to us or directly to our employees, officers, consultants and non-employee directors, based on the achievement by Ashford Trust or Ashford Prime, as applicable, of certain financial and other hurdles established by the respective boards of directors. In June 2015, Ashford Prime awarded performance stock units and performance LTIP units to our executive officers valued at $6.4 million. In April 2016, Ashford Prime awarded equity grants of its common stock or LTIP units to our non-executive employees valued at $382,000. In March 2016, Ashford Trust awarded equity grants of its performance stock units or performance LTIP units to our executive officers and employees valued at $8.9 million. In April 2016, Ashford Trust awarded equity grants of its common stock or LTIP units to our non-executive employees valued at $2.0 million.

        If we are requested to perform services outside the scope of an advisory agreement, Ashford Trust or Ashford Prime, as applicable, is obligated to separately pay for such additional services. No such fees for additional services were paid in 2015.

        We are also entitled to receive a termination fee from each of Ashford Trust and Ashford Prime under certain circumstances.

        On March 23, 2016, we filed a lawsuit in the District Court of Dallas County against Sessa Capital (Master), L.P., an owner of more than 5% of the outstanding shares of Ashford Prime ("Sessa") and certain of its affiliates for tortious interference relating to Sessa's pending litigation and public campaign regarding our advisory agreement with Ashford Prime. The lawsuit seeks to enjoin Sessa and the other defendants from their tortious interference with the advisory agreement, as well as damages in excess of $200 million.

  Our Relationship and Agreements with Remington Lodging

    Mutual Exclusivity Agreement

        Immediately prior to the completion of the spin-off from Ashford Trust, we entered into a mutual exclusivity agreement with Remington Lodging, pursuant to which we agreed to utilize Remington Lodging to provide property management, project management and development services for all hotels, if any, that we may acquire as well as all hotels that future companies advised by us may acquire, to the extent that we have the right, or control the right, to direct such matters, unless our independent directors either (i) unanimously vote not to utilize Remington Lodging for such services or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington Lodging because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington Lodging or that another manager or developer could perform the duties materially better. In exchange for our agreement to engage Remington Lodging for such services for all hotels, if any, that we may acquire as well as all hotels that future companies advised by us may acquire, Remington Lodging has agreed to grant to any such companies advised by us a right of first refusal to purchase any investments identified by Remington Lodging and any of its affiliates that meet the initial investment criteria of such entities, as identified in the advisory agreement between us and such entities, subject to any prior rights granted by Remington Lodging to other entities, including Ashford Trust, Ashford Prime and us. The services that Remington Lodging provides under the mutual exclusivity agreement to Ashford Trust, Ashford Prime and future companies advised by us includes (i) property management services, which consist of the day-to-day operations of hotels; (ii) project management services, which consist of planning, management and implementation of capital improvements and plans related to capital projects; and (iii) development services, which consist of building hotel properties or constructing hotel improvements. Currently, our business strategy does not include providing any of these types of services.

        Mr. Monty Bennett will potentially benefit, indirectly, from Remington Lodging's receipt of property management fees, project management fees and development fees by Remington Lodging from such future companies that we advise, as well as any such fees payable by us if we acquire or develop hotels in the future. Currently, our business strategy does not contemplate the acquisition or development of hotels.

    Remington Transactions

        On September 17, 2015, we entered into an acquisition agreement with Remington Lodging, Mr. Monty Bennett, and certain of their affiliates, in which we agreed to acquire all of the general partner interest and 80% of the limited partner interests in Remington Lodging for total consideration of $331.7 million. Mr. Monty Bennett and his father, Mr. Archie Bennett, Chairman Emeritus of Ashford Trust, currently own 100% of Remington Lodging. Following the Remington Transactions, the Bennetts will continue to own the other 20% of limited partner interests in Remington Lodging and will receive a 29.4% non-voting equity interest in Ashford Advisors, Inc., a newly formed subsidiary of us that will acquire Remington Lodging and Ashford LLC in the transaction. Closing of the Remington Transactions is subject to customary closing conditions, including approval of the transaction by our shareholders. Our shareholders approved the transaction on April 12, 2016.

  Our Relationship and Agreements with AIM

        Our indirect subsidiary, Ashford Investment Management, LLC ("AIM"), manages an investment fund called Ashford Quantitative Alternatives (U.S.) LP (formerly, AIM Real Estate Hedged Equity (U.S.) Fund, LP) ("REHE Fund"), which invests substantially all of its funds in Ashford Quantitative Alternatives Master Fund, LP (formerly, AIM Real Estate Hedged Equity Master Fund, LP) (the "Master Fund"). In June 2015, a wholly owned subsidiary of Ashford Trust invested all of its assets in the REHE Fund, which were valued at approximately $56.0 million as of December 31, 2015. Also in June 2015, a wholly owned subsidiary of Ashford Prime invested all of its assets in the REHE Fund, which were valued at approximately $48.4 million as of December 31, 2015.

        By way of their respective investments in AIM, each of Ashford Trust and Ashford Prime delegated to AIM all of its investment powers, duties and responsibilities with regard to the investment and reinvestment of the assets it invested in the REHE Fund. The REHE Fund has appointed AIM as its agent in fact with full authority to buy, sell or otherwise effect investment transactions for the assets it has invested in the REHE Fund. Ashford Trust and Ashford Prime retained no rights to dispose or vote the securities held by the REHE Fund.

        AIM is not compensated for its services pursuant to the investment management agreement with respect to any assets invested by Ashford Trust or Ashford Prime; however, the REHE Fund does reimburse AIM for certain expenses related to the investment management services provided by AIM to the REHE Fund and those expenses are indirectly borne by Ashford Trust and Ashford Prime.

        On April 6, 2016, the board of directors of Ashford Prime submitted and approved a redemption notice to the REHE Fund to redeem 100% of its interest in the fund in connection with the conclusion of a strategic review process performed on Ashford Prime's behalf by its independent directors.

        Mr. Monty J. Bennett, our Chief Executive Officer and Chairman, owns 25% of AIM Performance Holdco, L.P. ("AIM Performance Holdco"), a Delaware limited partnership that owns a 99.99% limited partnership interest in the general partner of the private investment funds managed by AIM. Mr. J. Robison Hays III, our Chief Strategy Officer, owns 15% of AIM Performance Holdco. Ashford LLC directly and indirectly holds the remaining equity interests in AIM Performance Holdco. The collective 40% equity interest held by Messrs. Bennett and Hays in AIM Performance Holdco results in an indirect ownership of a 40% equity interest in the general partner of the private investment funds managed by AIM, or any affiliates that are created by Ashford LLC to serve as the general partner of such private investment funds.

        During 2015, Mr. Monty J. Bennett also owned 25% of AIM Management Holdco, LLC ("AIM Management Holdco"), a Delaware limited liability company that is the sole member of AIM, and Mr. J. Robison Hays III owned 15% of AIM Management Holdco, while Ashford LLC held the remaining equity interests in such entity. Over time during the first quarter of 2016, Ashford LLC contributed capital to AIM Management Holdco in exchange for equity interests in such entity sufficient to dilute Messrs. Bennett's and Hays' ownership in AIM Management Holdco to effectively zero. The equity interests held by Messrs. Bennett and Hays in AIM Performance Holdco remained unchanged.

  Conflicts of Interest

        Each of our executive officers, two of which are also directors, also serve as key employees and as officers of Ashford Trust and Ashford Prime, and will continue to do so. Furthermore, so long as we serve as an advisor to Ashford Prime, we will be allowed to designate two persons as candidates for election as director of Ashford Prime at any stockholder meeting at which directors are to be elected. Such nominees may be executive officers of us or Ashford Prime. Mr. Monty Bennett is also the Chief Executive Officer and Chairman of the board of directors of Ashford Trust and Ashford Prime.

Although we consulted with our third-party financial advisors when structuring the terms of our agreements with Ashford Trust and Ashford Prime, we did not conduct arm's-length negotiations with respect to the terms of such agreements. As a result, the principals of Ashford Trust may have had the ability to influence the type and level of benefits that they and our other affiliates will receive. Accordingly, our advisory agreements and other agreements with each of Ashford Trust and Ashford Prime, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated on an arm's-length basis with unaffiliated third parties.

        Mr. Monty Bennett is an owner and the Chief Executive Officer of Remington Lodging and is an owner, the Chief Executive Officer and Chairman of Ashford Trust and Ashford Prime. As a result, his duties to us as a director and officer may conflict with his duties to, and pecuniary interest in, Remington Lodging, Ashford Trust and Ashford Prime.

        Pursuant to our advisory agreements with each of Ashford Prime and Ashford Trust, each such entity acknowledges that our personnel will advise Ashford Trust and Ashford Prime and may also advise other businesses in the future and will not be required to present Ashford Trust or Ashford Prime with investment opportunities that we determine are outside of their respective initial investment guidelines and within the investment guidelines of another business we advise. To the extent we deem an investment opportunity suitable for recommendation, we must present Ashford Trust with any such investment opportunity that satisfies its initial investment guidelines and must present Ashford Prime with any such investment opportunity that satisfies Ashford Prime's initial investment guidelines, but in each case we will have discretion to determine which investment opportunities satisfy such entity's initial investment guidelines. If, however, either Ashford Trust or Ashford Prime materially changes its investment guidelines without our express consent, we will be required to use our best judgment to allocate investment opportunities to Ashford Trust, Ashford Prime and other entities we advise, taking into account such factors as we deem relevant, in our discretion, subject to any then-existing obligations we may have to such other entities. Any new individual investment opportunities that satisfy Ashford Prime's investment guidelines will be presented to its board of directors, who will have up to ten business days to accept any such opportunity prior to it being available to Ashford Trust or another business advised by us. Likewise, any new individual investment opportunities that satisfy Ashford Trust's investment guidelines will be presented to its board of directors, who will have up to ten business days to accept any such opportunity prior to it being available to Ashford Prime or another business advised by us. Portfolio investment opportunities (the acquisition of two or more properties in the same transaction) are treated differently. Some portfolio investment opportunities may include hotels that satisfy the investment objectives of both Ashford Trust and Ashford Prime or of another business we advise. If the portfolio cannot be equitably divided by asset type and acquired on the basis of such asset types in satisfaction of each such entity's investment guidelines, we will be required to allocate investment opportunities between Ashford Trust, Ashford Prime and any other businesses we advise in a fair and equitable manner, consistent with such entities' investment objectives. In making this determination, using substantial discretion, we will consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements, financing and other factors we deem appropriate. We may utilize options, rights of first offer or other arrangements to subsequently reallocate assets. In making the allocation determination, we have no obligation to make any investment opportunity available to Ashford Trust or Ashford Prime.

        In addition, pursuant to our advisory agreements with each of Ashford Prime and Ashford Trust, we agreed to, from time to time, to make "key money investments" to facilitate the acquisition of properties by Ashford Prime and Ashford Trust if the independent board members of the Company and each of Ashford Prime or Ashford Trust, as applicable, have determined that without such an investment, the acquisition of such property would be uneconomic to Ashford Prime or Ashford Trust. Any such assets are referred to as "key money assets." Any key money investment will be in the form of, but not limited to, cash, notes, equity of the Company, the acquisition of furniture, fixture and equipment by the Company for use at the subject hotel, or other investment mutually agreed to by the Company and Ashford Prime or Ashford Trust, as applicable, at the time the Company makes such an investment. Upon such key money investment, the Company will be engaged as the asset manager for the related key money asset and will receive the key money asset management fees which are included in the base fees. The Company, Ashford Trust and Ashford Prime may also agree to additional incentive fees based on the performance of any key money asset. In connection with Ashford Trust's June 2015 acquisition of the Le Pavillon Hotel in New Orleans, Louisiana and our engagement to provide hotel advisory services to Ashford Trust, we provided approximately $4.0 million of key money consideration to purchase and lease back to Ashford Trust certain furniture, fixtures and equipment at the Le Pavillon Hotel. On July 9, 2015, Ashford Prime acquired a 100% leasehold interest in the Bardessono Hotel and Spa in Yountville, California for total consideration of $85.0 million. The acquisition was funded with proceeds from Ashford Prime's recently completed preferred stock offering and cash on hand. We provided $2.0 million of key money consideration by paying approximately $206,000 in cash and issuing 19,897 shares of Ashford Inc. common stock to Ashford Prime.

        From time to time, as may be determined by our independent directors and the independent directors of Ashford Prime, Ashford Trust and any other company subsequently advised by us, each such entity may provide financial accommodations, guaranties, back-stop guaranties, and other forms of financial assistance to the other entities on terms that the respective independent directors determine to be fair and reasonable.

  Conflict of Interest Policies

        Because we could be subject to various conflicts of interest arising from our relationships with Remington Lodging, Ashford Trust, Ashford Prime, AIM and other parties, to mitigate any potential conflicts of interest, we have adopted a number of conflict of interest policies. Our bylaws require that, at all times, a majority of our board of directors be independent directors and our corporate governance guidelines require that two-thirds of our board be independent directors at all times that we do not have an independent chairman.

        Our corporate governance guidelines also provide that all decisions related to our advisory agreements with Ashford Trust and Ashford Prime, the mutual exclusivity agreement with Remington Lodging and certain agreements with Ashford Trust that we entered into pursuant to the spin-off be approved by a majority of the independent directors, except as specifically provided otherwise in such agreements. In addition, our directors also are subject to the applicable provisions of Delaware law regarding conflicts of interest. If the Reincorporation Merger is approved and the Company's jurisdiction of incorporation is changed to Maryland, our directors will be subject to the applicable provisions of Maryland law regarding conflicts of interest.

Certain Compensation Matters for Named Executive Officers

        Neither the Company nor Ashford Maryland has entered into any agreement or understanding, whether written or unwritten, with any named executive officer of the Company pursuant to which any named executive officer would be entitled to receive compensation that is based on or otherwise relates to the Reincorporation Merger and is reportable under Item 402(t) of Regulation S-K under the Securities Act of 1933, as amended, and thus no advisory vote pursuant to Rule 14a-21(c) of the Exchange Act is required to be conducted at the special meeting in connection with this Proxy Statement or the Reincorporation Merger.

 MISCELLANEOUS

Stockholder Proposals

        For a stockholder proposal to be considered for inclusion in the Company's proxy statement for the 2016 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal office no later than the close of business on December 29, 2016. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2016 annual meeting of stockholders, the proxies named in management's proxy for that annual meeting of stockholders will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed no earlier than December 29, 2016 and no later than January 28, 2017. Even if the proper notice is received timely, the proxies named in management's proxy for that annual meeting of stockholders may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

        All stockholder proposals must be in full compliance with our bylaws to be eligible for inclusion in our proxy or presentation to our stockholders.

No Appraisal Rights

        Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Reincorporation Merger.

Multiple Stockholders Sharing One Address

        The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of common stock in your own name as a holder of record, householding will not apply to your shares.

        If you wish to request extra copies, free of charge, of any annual report, proxy statement or information statement, please send your request to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ashfordinc.com.

Where You Can Find Additional Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, DC 20549-1090. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ashfordinc.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

 OTHER MATTERS

        Our board of directors is not aware of any matters to be presented for action at the special meeting other than as set forth in this Proxy Statement.

        You should rely only on the information contained in (or incorporated by reference into) this Proxy Statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this Proxy Statement. This Proxy Statement is dated [        ], 2016. You should not assume that the information contained in this Proxy Statement is accurate as of any later date.

By order of the Board of Directors,
14185 Dallas Parkway, Suite 1100	/s/ DAVID A. BROOKS
Dallas, Texas 75254	David A. Brooks
[ ], 2016	Secretary

APPENDIX A—FORM OF AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of [        ], 2016 (this "Agreement"), is entered into by and between Ashford Inc., a Delaware corporation ("Ashford (DE)"), and Ashford Inc., a Maryland corporation ("Ashford (MD)"). Ashford (DE) and Ashford (MD) are hereinafter sometimes collectively referred to as the "Constituent Corporations."

WITNESSETH:

        WHEREAS, Ashford (DE) is a corporation duly organized and existing under the laws of the State of Delaware;

        WHEREAS, Ashford (MD) is a corporation duly organized and existing under the laws of the State of Maryland and is a wholly-owned subsidiary of Ashford (DE);

        WHEREAS, Ashford (DE) has authority to issue (i) 100,000,000 shares of common stock, par value $0.01 per share ("Ashford (DE) Common Stock"), of which [        ] shares are issued and outstanding, (ii) 50,000,000 shares of blank check common stock, par value $0.01 per share, of which no shares are issued and outstanding, and (iii) 50,000,000 shares of preferred stock, par value $0.01 per share, of which 2,000,000 shares have been designated as "Series A Preferred Stock" and are reserved for issuance under Ashford (DE)'s stockholder rights plan, and the remaining 48,000,000 shares remain undesignated;

        WHEREAS, Ashford (MD) has authority to issue 1,000 shares of common stock, par value $0.01 per share ("Ashford (MD) Common Stock"), of which 1,000 shares are issued and outstanding and owned by Ashford (DE);

        WHEREAS, the respective boards of directors of Ashford (DE) and Ashford (MD) have determined that it is advisable and in the best interests of such corporations and their stockholders that Ashford (DE) merge with and into Ashford (MD) with Ashford (MD) surviving upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the purpose of the Merger (as defined below) is, among other things, to change the state of incorporation of the parent company to enable it to avail itself of the advantages that the corporate laws of the State of Maryland afford to companies incorporated in Maryland and to align the jurisdiction of organization of the parent company with the jurisdiction of the real estate investment trusts that it manages;

        WHEREAS, Ashford (MD) is a newly formed corporation organized to effect the Merger (as defined below) and, prior to such transaction, shall hold no assets other than those incident to its formation;

        WHEREAS, for United States federal income tax purposes, the parties hereto intend the Merger (as defined below) to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder;

        WHEREAS, the board of directors of Ashford (DE) has approved this Agreement in accordance with the Delaware General Corporation Law (the "DGCL"); and

        WHEREAS, the board of directors of Ashford (MD) and Ashford (DE), in its capacity as the sole stockholder of Ashford (MD), have approved this Agreement by execution of a written consent in accordance with Section 2-505 of the Maryland General Corporation Law (the "MGCL").

Appendix A-1

        NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants herein contained, Ashford (DE) and Ashford (MD) hereby agree as follows:

          1.    Merger; Effective Time.    Ashford (DE) shall be merged with and into Ashford (MD) (the "Merger") in accordance with Section 253 of the DGCL and Section 3-102 of the MGCL such that Ashford (MD) shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective on the date and at the time (the "Effective Time") at which Articles of Merger complying with Section 3-109 of the MGCL, and a Certificate of Merger complying with the Section 253 of the DGCL, or a single document meeting the applicable requirements of the MGCL and the DGCL, executed and acknowledged on behalf of Ashford (MD) and Ashford (DE) in accordance with the requirements of the MGCL and the DGCL, respectively, have been filed with the State Department of Assessments and Taxation of Maryland and the Delaware Secretary of State, respectively.

          2.    Governing Documents.    The charter of Ashford (MD) shall be amended and restated in the form attached hereto as Exhibit A and as so amended and restated shall be the charter of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law. The Bylaws in the form attached hereto as Exhibit B shall be adopted as the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

          3.    Directors.    The persons who are directors of Ashford (DE) immediately prior to the Effective Time shall, after the Effective Time, be the directors of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

          4.    Officers.    The persons who are officers of Ashford (DE) immediately prior to the Effective Time shall, after the Effective Time, be the officers of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

          5.    Succession.    At the Effective Time, in accordance with DGCL, the separate corporate existence of Ashford (DE) shall cease and (i) all the rights, privileges, powers and franchises of a public and private nature of each of the Constituent Corporations, subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; (ii) all assets, property, real, personal and mixed, belonging to each of the Constituent Corporations; and (iii) all debts due to each of the Constituent Corporations on whatever account, including stock subscriptions and all other things in action, in each case, shall succeed to, be vested in and become the property of the Surviving Corporation without any further act or deed as they were of the respective Constituent Corporations. The title to any real estate vested by deed or otherwise and any other asset, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of Ashford (DE) shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Ashford (DE), its stockholders, board of directors and committees thereof, officers and agents that were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Ashford (DE). The employees and agents of Ashford (DE) shall become the employees and agents of the Surviving

Appendix A-2

  Corporation and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of Ashford (DE).

          6.    Further Assurances.    From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Ashford (DE) such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Ashford (DE), and otherwise to carry out the purposes of this Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Ashford (DE) or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          7.    Conversion of Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

              (i)  each share of Ashford (DE) Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into one (1) validly issued, fully paid and non-assessable share of Ashford (MD) Common Stock;

             (ii)  each option to purchase or other right to acquire shares of Ashford (DE) Common Stock issued and outstanding immediately prior to the Effective Time under Ashford (DE)'s 2014 Incentive Plan (the "2014 Incentive Plan"), whether or not then vested or exercisable, shall be converted into an option to purchase or other right to acquire, upon the same terms and conditions (including, but not limited to, the exercise price, vesting terms and settlement schedule, as applicable, of the option or right), the number of shares of Ashford (MD) Common Stock that is equal to the number of shares of Ashford (DE) Common Stock underlying such option or other right immediately prior to the Effective Time; and

            (iii)  each share of Ashford (MD) Common Stock issued and outstanding immediately prior to the Effective Time and held by Ashford (DE) shall be cancelled, without any consideration being issued or paid therefor, and shall resume the status of authorized and unissued shares of Ashford (MD) Common Stock, and no shares of Ashford (MD) Common Stock or other securities of the Surviving Corporation shall be issued in respect thereof.

          Prior to the Effective Time, Ashford (DE) or its board of directors or a committee thereof, as applicable, shall pass resolutions and take any actions as are necessary to effectuate the provisions of Section 7(ii) and Section 8. After the Effective Time, the Surviving Corporation shall reflect in its stock ledger the number of shares of Ashford (MD) Common Stock to which each stockholder of Ashford (DE) is entitled pursuant to the terms hereof.

          8.    Conversion of Plans.    The 2014 Incentive Plan shall remain in full force and effect as in effect at the Effective Time; provided, however, that the 2014 Incentive Plan shall be amended effective immediately following the Effective Time such that all references to shares of Ashford (DE) shall be made references to Ashford (MD).

          9.    Fractional Shares.    No fractional shares of Ashford (MD) Common Stock shall be issued upon the conversion of any shares of Ashford (DE) Common Stock.

          10.    Certain Common Stock Rights.    All shares of Ashford (MD) Common Stock into which shares of Ashford (DE) Common Stock shall have been converted pursuant to this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares. At the Effective Time, the holders shares of Ashford (DE) Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such stock,

Appendix A-3

  and their sole rights shall be with respect to Ashford (MD) Common Stock into which their shares of Ashford (DE) Common Stock have been converted as provided in this Agreement. At the Effective Time, the stock transfer books of Ashford (DE) shall be closed, and no transfer of shares of Ashford (DE) Common Stock outstanding immediately prior to the Effective Time shall thereafter be made or consummated.

          11.    Conditions.    Consummation of the Merger and related transactions is subject to satisfaction of the following conditions prior to the Effective Time:

              (i)  The Merger must have been approved by the requisite vote of stockholders of Ashford (DE) and all other necessary action must have taken place to authorize the execution, delivery and performance of this Agreement by Ashford (DE) and Ashford (MD).

             (ii)  All regulatory approvals necessary in connection with the consummation of the Merger and the transactions contemplated thereby must have been obtained.

          12.    Section 16.    The boards of directors of Ashford (DE) and Ashford (MD), or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Securities Exchange Act of 1934 (the "Exchange Act")), shall take all such steps as may be required to cause any dispositions of or other transactions in Ashford (DE) Common Stock and any acquisitions of or other transactions in Ashford (MD) Common Stock pursuant to the transactions contemplated by this Agreement by any person who is an officer or director of Ashford (DE) or Ashford (MD), respectively, subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Ashford (DE) or Ashford (MD), respectively, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

          13.    Termination; Amendment.    This Agreement may be terminated and the Merger abandoned or deferred by either Ashford (DE) or Ashford (MD) by appropriate resolution of the board of directors of either Ashford (DE) or Ashford (MD) at any time prior to the Effective Time notwithstanding approval of this Agreement by the stockholders of Ashford (DE) or Ashford (MD), or both, if circumstances arise which, in the opinion of the board of directors of Ashford (DE) or Ashford (MD) make the Merger inadvisable or such deferral of the time of consummation of the Merger advisable. Subject to applicable law and subject to the rights of the stockholders to approve any amendment that would have a material adverse effect on the stockholders, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

          14.    Counterparts.    This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          15.    Descriptive Headings.    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          16.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to the choice or conflict of law provisions contained therein to the extent that the application of the laws of another jurisdiction will be required thereby.

          17.    Plan of Reorganization.    This Agreement is hereby adopted as a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g). Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

[Signatures follow on the next page]

Appendix A-4

        IN WITNESS WHEREOF, Ashford (DE) and Ashford (MD) have caused this Agreement to be executed and delivered as of the date first written above.

Ashford Inc., a Delaware Corporation
By:
Name:
Title:
Ashford Inc., a Maryland corporation
By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

Appendix A-5

APPENDIX B—AMENDED AND RESTATED ARTICLES OF INCORPORATION

        Ashford Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Corporation desires to amend and restate its Articles of Incorporation as currently in effect and as hereinafter amended.

        SECOND: The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended:

ARTICLE I

FORMATION

        The Corporation is a corporation under the Maryland General Corporation Law ("MGCL").

ARTICLE II

NAME AND LIFE

        Section 2.1    Name.    The name of the Corporation is Ashford, Inc.

        Section 2.2    Life.    The Corporation shall have a perpetual existence.

ARTICLE III

PRINCIPAL OFFICE AND REGISTERED AGENT

        The address of the principal office of the Corporation within the State of Maryland, is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The Corporation may have such other offices and places of business within or outside the State of Maryland as the Board of Directors of the Corporation (the "Board") may from time to time determine. The name of the resident agent of the Corporation within the State of Maryland is CSC-Lawyers Incorporating Service Company, and the address of such agent is 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

ARTICLE IV

PURPOSE

        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the MGCL.

ARTICLE V

CAPITAL STOCK

        Section 5.1    Authorized Capital Stock.    The aggregate number of shares of capital stock which the Corporation shall have authority to issue is two hundred million (200,000,000) shares of capital stock ("Capital Stock"), consisting of (i) one hundred million (100,000,000) shares of common stock, par value one cent ($0.01) per share ("Common Stock"), (ii) fifty million (50,000,000) shares of blank check common stock, par value one cent ($0.01) per share ("Blank Check Common Stock") and (iii) fifty million (50,000,000) shares of preferred stock, par value one cent ($0.01) per share ("Preferred Stock"), of which two million (2,000,000) shares of Preferred Stock have been designated as "Series A Preferred Stock," the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of which are set forth in Section 5.5 hereto. Forty-eight million (48,000,000) shares of Preferred Stock remain undesignated.

Appendix B-1

        Section 5.2    Common Stock.    The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

          (a)    Voting.    Except as otherwise expressly provided herein or required by Law or the relevant Preferred Stock Designation (as defined in Section 5.4(a)) of any series of Preferred Stock or the relevant Blank Check Common Stock Designation (as defined in Section 5.3(a) ) of any series of Blank Check Common Stock, each holder of record of shares of Common Stock shall have the exclusive right to vote for the election of directors and shall be entitled to vote on all other matters requiring stockholder action, each share being entitled to one vote.

          (b)    Dividends.    Subject to applicable Law and the preferential rights, if any, as to dividends of the holders of any shares of Preferred Stock at the time outstanding and to the rights, if any, as to dividends of any shares of Blank Check Common Stock at the time outstanding, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

          (c)    Liquidation.    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), the holders of shares of Common Stock shall be entitled to receive, subject to the preferential rights as to distributions upon such Liquidation Event of each of the creditors of the Corporation and the holders of any shares of Preferred Stock at the time outstanding and to the rights of any shares of Blank Check Common Stock at the time outstanding, their ratable and proportionate share of the remaining assets of the Corporation. A Liquidation Event shall not be deemed to be occasioned by or to include any voluntary consolidation or merger of the Corporation with or into any other corporation or entity or other corporations or entities or a sale, lease, or conveyance of all or substantially all of the Corporation's assets.

          (d)    No Cumulative Voting Rights.    No holder of shares of Common Stock shall have cumulative voting rights.

          (e)    Other Rights.    No holder of shares of Common Stock shall be entitled to preference, conversion, exchange, sinking fund, redemption or preemptive rights.

        Section 5.3    Blank Check Common Stock.

          (a)   The Board is hereby expressly authorized to provide for the issuance of all or any shares of the Blank Check Common Stock in one or more series, by filing articles supplementary pursuant to Section 2-208 of the MGCL (hereinafter referred to as a "Blank Check Common Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix for each such series, such voting powers, full or limited, or no voting powers, and, such designations, preferences and relative, participating, optional or other special rights and such restrictions, limitations and qualifications thereof, as shall be authorized by the Board and stated in the applicable Blank Check Common Stock Designation, providing for the issuance of such series, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, including without limitation a condition that relates to the performance of specified assets or a specified line or lines of business, and at such times, and payable in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of all or specified assets of, or a specified line of business of the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or

Appendix B-2

  prices or at such rates of exchange and with such adjustments; all as may be stated in such Blank Check Common Stock Designation.

          (b)   The rights, powers and privileges of the Blank Check Common Stock shall be subject to the express terms of any series of Preferred Stock. Except as required by a Blank Check Common Stock Designation or applicable Law, holders of Blank Check Common Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

        Section 5.4    Preferred Stock.

          (a)   The Board is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, by filing articles supplementary pursuant to Section 2-208 of the MGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such restrictions, limitations and qualifications thereof, as shall be authorized by the Board and stated in the applicable Preferred Stock Designation, providing for the issuance of such series, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such Preferred Stock Designation.

          (b)   The rights, powers and privileges of the Common Stock shall be subject to the express terms of any series of Preferred Stock. Except as required by a Preferred Stock Designation or applicable Law, holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

          (c)   Except as otherwise provided by a Preferred Stock Designation, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors.

        Section 5.5    Series A Preferred Stock.

          (a)    Designation and Amount.    The shares of this series shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be two million (2,000,000). Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          (b)    Dividends and Distributions.

              (i)  Subject to the rights of the holders of any shares of any class or series of Preferred Stock (or any other stock of the Corporation) ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation

Appendix B-3

    ranking junior to the Series A Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate per share amount of all cash dividends, and 1,000 multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (ii)  The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 5.5(b)(i) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

            (iii)  Dividends due pursuant to Section 5.5(b)(i) shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          (c)    Voting Rights.    The holders of shares of Series A Preferred Stock shall have the following voting rights:

              (i)  Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common

Appendix B-4

    Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (ii)  Except as otherwise provided in the Charter, including any other Articles Supplementary creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other Capital Stock having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (iii)  Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (d)    Certain Restrictions.

              (i)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 5.5(b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (A)  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock;

              (B)  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

              (C)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding-up) to the Series A Preferred Stock.

             (ii)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5.5(d), purchase or otherwise acquire such shares at such time and in such manner.

          (e)    Reacquired Shares.    Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall automatically and without further Board action become authorized but unissued shares of Preferred Stock that may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or

Appendix B-5

  in the Charter, including any Articles Supplementary creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

          (f)    Liquidation, Dissolution or Winding-Up.

              (i)  Upon any liquidation, dissolution or winding-up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (ii)  If there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

            (iii)  Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of this Section 5.5(f).

          (g)    Consolidation, Merger, Etc.    If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (h)    Amendment.    At any time that any shares of Series A Preferred Stock are outstanding, the Charter shall not be amended in any manner, including in a merger, consolidation or

Appendix B-6

  otherwise, which would alter, change or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately a single class.

          (i)    Rank.    The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding-up, junior to all other series of Preferred Stock, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

        Section 5.6    Preemptive Rights.    Except as my be provided by the Board in setting the terms of any stock Preferred Stock or Blank Check Common Stock designated in accordance with this Article V or as may otherwise be provided by a contract approved by the Board, no holders of shares of Capital Stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of Capital Stock or any other security of the Corporation which it may issue or sell.

        Section 5.7    Approval of Extraordinary Actions.    Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater proportion of votes, any such action shall be effective and valid if declared advisable by a majority of the Board and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all of the votes entitled to be cast on the matter.

ARTICLE VI

BOARD OF DIRECTORS

        Section 6.1    Number.    The Board shall consist of not less than one or more than fifteen members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board.

        Section 6.2    Classes.    The directors of the Board shall not be divided into classes. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

        Section 6.3    Removal.    Except as otherwise required by applicable Law and subject to any Preferred Stock Designation or any Blank Check Common Stock Designation, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of Capital Stock entitled to vote in the election of directors. The vacancy or vacancies in the Board caused by any such removal may be filled by the Board as provided in Section 6.5.

        Section 6.4    Term of Office.    A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

        Section 6.5    Vacancies and Newly Created Directorships.    Unless otherwise required by Law, and subject to any Preferred Stock Designation or any Blank Check Common Stock Designation, any vacancy on the Board that results from an increase in the number of directors may be filled by a majority of the Board then in office, provided that a quorum is present, and any other vacancy occurring on the Board may be filled by a majority of the Board then in office, even if less than a quorum, or by a sole remaining director. Any director elected by the Board to fill any vacancy shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Appendix B-7

        Section 6.6    Voting.    At all meetings of the Board or of any committee thereof at which a quorum is present, except as otherwise provided for by Law, these Articles or the Bylaws of the Corporation (the "Bylaws"), any action required or permitted to be taken by the Board shall be approved by the affirmative vote of a majority of the directors then present; provided, however, that a majority of the disinterested directors shall be required to approve any transaction or agreement involving the Corporation, its wholly-owned subsidiaries or Ashford Hospitality Advisors LLC and a director or officer of the Corporation or an Affiliate of any director or officer of the Corporation or an entity in which a director or officer is a director or an officer or has a financial interest. The proviso in the preceding sentence, however, shall not apply to the fixing by the Board of reasonable compensation for a director.

        Section 6.7    Powers.    In addition to the powers and authority expressly conferred upon the directors herein or by applicable Law, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation which are not reserved to the stockholders pursuant to applicable Law, these Articles or the Bylaws.

        Section 6.8    Special Meetings of Stockholders.    Special meetings of the stockholders, for any purpose or purposes (i) may be called by the Chairman of the Board, the CEO and (ii) shall be called by the CEO or Secretary at the request in writing of a majority of the members of the Board or upon the written request of the holders of at least a majority of the voting power of the then issued and outstanding shares of Capital Stock, and may not be called by any other Person or Persons. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice.

        Section 6.9    Agreements.    The Board may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any one or more Affiliates of the Corporation and the Corporation's directors) whereby, subject to the supervision and control of the Board, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any one or more Affiliates of the Corporation and/the Corporation's directors) shall render or make available to the Corporation managerial, operational, investment, either or both advisory and related services, office space and other services and facilities (including, if deemed advisable by the Board, the management or supervision of the operations of the Corporation and its subsidiaries) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board, the compensation payable thereunder by the Corporation).

        Section 6.10    Personal Liability of Directors.    To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 6.10, nor the adoption or amendment of any other provision of these Articles or the Bylaws inconsistent with this Section 6.10 shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        Section 6.11    No Written Ballot Required for Director Elections.    Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

Appendix B-8

 ARTICLE VII

INDEMNIFICATION

        The Corporation shall indemnify and hold harmless to the fullest extent authorized or permitted by Maryland Law, as now or hereafter in effect, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Such rights to indemnification and advancement of expenses (as provided for in this Article VII) shall continue as to a Covered Person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of such Covered Person's heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Covered Person (or such Covered Person's heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such Covered Person unless such proceeding (or part thereof) was authorized or consented to by the Board. In addition, the Corporation shall, to the fullest extent not prohibited by applicable Law, provide for the advancement of expenses (including attorneys' fees) incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of a written affirmation by the Covered Person of such Covered Person's good faith belief that the standard of conduct necessary for indemnification under this Article VII has been met and a written undertaking by or on behalf of the Covered Person requesting advancement to repay the amount advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Corporation under this Article VII.

        The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to the Covered Persons.

        The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation (as it may be amended and restated from time to time), the Bylaws (as they may be amended and restated from time to time), any statute, agreement, vote of stockholders or disinterested directors or otherwise.

        The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

        Any repeal or modification of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Appendix B-9

 ARTICLE VIII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

        Any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of all of the outstanding Capital Stock entitled to vote on the matter.

ARTICLE IX

MEETINGS OF STOCKHOLDERS

        Meetings of stockholders may be held within or without the State of Maryland, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the MGCL) outside the State of Maryland at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE X

BYLAWS

        Section 10.1  The Bylaws may establish procedures regulating the submission by stockholders of nominations, proposals and other business for consideration at meetings of stockholders of the Corporation.

        Section 10.2  The Bylaws of the Corporation may be altered, amended or repealed, and new bylaws adopted in the manner provided for in the Bylaws.

ARTICLE XI

MISCELLANEOUS

        Section 11.1    Definitions.    The following definitions are used herein:

        "Affiliate" means, with respect to a given Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of Beneficial Ownership of, or the power to vote, ten percent (10%) or more of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or the power otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Beneficial Ownership" means ownership of shares of Common Stock by a Person, whether the interest in the shares of Common Stock is held directly or indirectly (including by a nominee), and shall include (in addition to direct ownership and indirect ownership through a nominee or similar arrangement) interests that would be treated as owned through the application of Rules 13d-3 and 13d-5 under the Exchange Act. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Governmental Entity" means any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission, or other governmental or regulatory authority, commission, or agency, or any non-governmental, self-regulatory authority, commission, or agency.

        "Law" means any statute, law, code, ordinance, rule, or regulation of any Governmental Entity.

Appendix B-10

        "Person" means an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company, limited liability company, or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

        Section 11.2    Potential Business Opportunity.    If a director or officer of the Corporation who is also a director or officer of Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc. or their respective Affiliates or successors (such person, an "Overlap Person" and such entity, an "Other Entity") is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its subsidiaries, in which the Corporation or any of its subsidiaries could have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a "Potential Business Opportunity"):

            (i)  such director or officer will, to the fullest extent permitted by Law, have no duty or obligation to refrain from referring such Potential Business Opportunity to any Other Entity and, if such Overlap Person refers such Potential Business Opportunity to any Other Entity, such Overlap Person, to the fullest extent permitted by Law, shall have no duty or obligation to refer such Potential Business Opportunity to the Corporation or to any of its subsidiaries or to give any notice to the Corporation or to any of its subsidiaries regarding such Potential Business Opportunity (or any matter related thereto);

           (ii)  if such Overlap Person refers such Potential Business Opportunity to any Other Entity, such Overlap Person, to the fullest extent permitted by Law, will not be liable to the Corporation or to any of its subsidiaries, as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to the Corporation regarding such Potential Business Opportunity or any matter relating thereto;

          (iii)  any Other Entity may participate, engage or invest in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to such entity by an Overlap Person; and

          (iv)  if a director or officer who is an Overlap Person refers a Potential Business Opportunity to any Other Entity, then, as between the Corporation and/or its subsidiaries, on the one hand, and such Other Entity, on the other hand, the Corporation and its subsidiaries, to the fullest extent permitted by Law, shall be deemed to have renounced any interest, expectancy or right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom solely as a result of such Overlap Person having been presented or offered, or otherwise acquiring knowledge of such Potential Business Opportunity;

unless in each case referred to in clauses (i), (ii), (iii) or (iv) above, the opportunity was offered to such Overlap Person exclusively in his or her capacity as a director or officer of the Corporation (an opportunity meeting all of such conditions, a "Restricted Potential Business Opportunity"). To the fullest extent permitted by Law, the Corporation shall be deemed to have renounced any interest or expectancy in any Potential Business Opportunity that is not a Restricted Potential Business Opportunity. In the event that the Board declines to pursue a Potential Business Opportunity, the Overlap Persons are free to refer such Potential Business Opportunity to any Other Entity.

        Section 11.3    Ambiguity.    For the avoidance of doubt and in furtherance of the foregoing, nothing contained in this Article XI amends or modifies, or will amend or modify, in any respect, any written contractual arrangement between Ashford Inc. or any of its Affiliates and each of Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc. and any of their respective Affiliates.

        Section 11.4    Application of Provision.    This Article XI shall apply as set forth above except as otherwise provided by Law. It is the intention of this Article XI to take full advantage of statutory amendments, the effect of which may be to specifically authorize or approve provisions such as this

Appendix B-11

Article XI. No alteration, amendment, termination, expiration or repeal of this Article XI nor the adoption of any provision of these Articles inconsistent with this Article XI shall eliminate, reduce, apply to or have any effect on the protections afforded hereby to any director, officer, employee or stockholder of Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc. or any of their respective Affiliates for or with respect to any investments, activities or opportunities of which such director, officer, employee or stockholder becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption, or any matters occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

        Section 11.5    Deemed Notice.    Any Person purchasing or otherwise acquiring any interest in any shares of the Capital Stock shall be deemed to have notice of and to have consented to the provisions of this Article XI.

        Section 11.6    Severability.    If this Article XI or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article XI shall be deemed to be modified to the minimum extent necessary to avoid a violation of Law and, as so modified, this Article XI and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by Law.

        Neither the alteration, amendment or repeal of this Article XI nor the adoption of any provision of these Articles inconsistent with this Article XI shall eliminate or reduce the effect of this Article XI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, repeal or adoption. Following the expiration of this Article XI, any contract, agreement, arrangement or transaction involving a Potential Business Opportunity shall not by reason thereof result in any breach of any duty or standard of conduct of any director or officer of the Corporation or derivation of any improper benefit or personal economic gain, but shall be governed by the other provisions of these Articles, the Bylaws, the MGCL and other applicable Law.

ARTICLE XII

AMENDMENTS AND REPEAL

        The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles, including any amendment, alteration, change or repeal which alters the contract rights, as expressly set forth in the charter of the Corporation, and substantially and adversely affects the stockholders' rights, and other provisions authorized by the laws of the State of Maryland at the time in force may be added or inserted in the manner now or hereafter prescribed in these Articles, the Bylaws or the MGCL, and all rights, preferences and privileges herein conferred upon stockholders, directors or any other Person by and pursuant to these Articles in its present form or as hereafter amended are granted subject to such reservation.

ARTICLE XIII

FORUM

        Unless the Corporation consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction because the action asserts a federal claim, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought in the right of the Corporation, (ii) any action asserting a claim of breach of a duty owed by any director, officer or employee of the Corporation to the Corporation or the

Appendix B-12

Corporation's stockholders or any breach of a standard of conduct of directors, (iii) any action asserting a claim against the Corporation, or any director, officer, employee or agent of the Corporation, arising pursuant to any provision of the MGCL, these Articles or the Bylaws or (iv) any other action asserting a claim against the Corporation, or any director, officer, employee or agent of the Corporation, governed by the internal affairs doctrine. Any Person or entity purchasing or otherwise acquiring or holding any interest in shares of Capital Stock shall be deemed to have notice of and consented to the provisions of this ARTICLE XIII. In the event that any action or proceeding described in the preceding sentence is pending in the Circuit Court for Baltimore City, Maryland, any stockholder that is party to such action, proceeding or claim shall cooperate in seeking to have the action or proceeding assigned to the Business & Technology Case Management Program of that court.

        THIRD: The foregoing amendment and restatement of the Articles was duly advised by the Board, and approved by the stockholders of the Corporation as required by law. The stockholders approved these Articles of Amendment and Restatement by the unanimous written consent of the stockholders.

        FOURTH:

          (a)   Immediately prior to the amendment and restatement of these Articles, the Corporation had authorized 1,000 shares of Common Stock, par value $0.01 per share.

          (b)   Immediately following the amendment and restatement of these Articles, the corporation had authorized 200,000,000 shares of Capital Stock, consisting of (i) 100,000,000 shares of Common Stock, (ii) 50,000,000 shares of Blank Check Common Stock and (iii) 50,000,000 shares of Preferred Stock.

          (c)   Prior to the amendment and restatement, the aggregate par value of all classes of Capital Stock was $10. Following the amendment, the aggregate par value of all classes of Capital Stock was $2,000,000.

Appendix B-13

        IN WITNESS WHEREOF, on this [        ] day of [        ], 2016, the Corporation has caused these Articles of Amendment and Restatement to be executed and acknowledged in its name and on its behalf by its Chief Operating Officer and attested to by its Secretary; and the Chief Operating Officer acknowledges that these Articles of Amendment and Restatement are the act of the Corporation, and the Chief Operating Officer further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

Appendix B-14

APPENDIX C—BYLAWS

ASHFORD INC.

AMENDED AND RESTATED BYLAWS

[        ], 2016

ARTICLE I

STOCKHOLDERS

        Section 1.    Place.    All meetings of stockholders shall be held at the principal executive office of Ashford Inc. (the "Corporation") or at such other place as shall be set by the Corporation's Board of Directors (the "Board") in accordance with these Bylaws and stated in the notice of the meeting.

        Section 2.    Annual Meeting.    An annual meeting of stockholders for the election of directors and the transaction of any other proper business shall be held on the date and at the time set by the Board.

        Section 3.    Special Meetings.    Special meetings of the stockholders, for any purpose or purposes (i) may be called by the Chairman of the Board or the CEO and (ii) shall be called by the CEO or Secretary at the request in writing of a majority of the members of the Board or upon the written request of the holders of at least a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation, and may not be called by any other Person or Persons. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice.

        Section 4.    Notice.    Notice of all meetings of stockholders stating the hour, date and place of such annual meetings and, to the extent required by the General Corporation Law of the State of Maryland (the "MGCL"), the purpose for which the meeting has been called shall be given by the Secretary or an Assistant Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 90 days before the meeting, unless any provisions of the MGCL prescribe a different period of notice, to each stockholder entitled to vote at such meeting and to each stockholder who, under the Corporation's Articles of Incorporation, as amended or restated from time to time (the "Charter") or under these Bylaws, is entitled to such notice, by delivering such notice, by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by a form of electronic transmission consented to by the stockholders and directed to the address or number of the stockholder at which the stockholder consented to receive such electronic transmission. The Corporation may give a single notice to all stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.

        The Board may postpone, reschedule or cancel a meeting of stockholders previously scheduled.

        Section 5.    Organization and Conduct.    Every meeting of stockholders shall be conducted by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Strategy Officer, the Executive Vice President of Asset Management, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by a majority of the members of the Board in attendance at the meeting or if none, a chairman chosen by the stockholders by the vote of a majority of the votes cast

Appendix C-1

by stockholders present in person or by proxy at the meeting. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) convening a meeting or (for any or no reason) recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 6.    Quorum.    Except as otherwise provided by law, the Charter or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at such meeting shall constitute a quorum. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting or the stockholders so present by a majority of voting power thereof may adjourn the meeting until a quorum shall attend. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

        The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

        Section 7.    Voting.    A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the Charter, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or

Appendix C-2

applicable law or pursuant to any regulation applicable to the Corporation or its securities. Except as otherwise provided by law, abstentions and broker non-votes shall not be counted as votes cast for purposes of determining the outcome of any vote. Unless otherwise provided by statute or by the Charter, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power on the matter in question. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

        Section 8.    Proxies.    A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary before or at the meeting. No proxy shall be valid more than 11 months after its date unless a longer period is otherwise provided in the proxy.

        Section 9.    Voting of Stock by Certain Holders.    Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

        Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted for purposes of determining the presence of a quorum, unless such shares are held by the Corporation in a fiduciary capacity, in which case they may be voted and shall be counted in determining the presence of a quorum.

        Section 10.    Inspectors.    The Corporation shall appoint, before any meeting of stockholders, one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace an inspector who fails to act. In the event that no inspector so appointed or designated is able to act at the meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity of proxies and ballots, (iii) tabulate all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certificate and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

        Section 11.    Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

          (a)    Annual Meetings of Stockholders.

            (1)   Nominations of individuals for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of

Appendix C-3

    stockholders (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

            (2)   For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 11 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article I) for the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. The postponement or adjournment of an annual meeting, or the public announcement thereof, shall not commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

            (3)   Such stockholder's notice shall set forth:

                (i)  as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a "Proposed Nominee"), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (ii)  as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the text of the proposal or business, the stockholder's reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

              (iii)  as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person:

                (A)  the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

Appendix C-4

                (B)  the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

                (C)  whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit from changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person's economic interest in the Company Securities, and

                (D)  any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

              (iv)  as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee:

                (A)  the name and address of such stockholder of record, as they appear on the Corporation's stock ledger, and the name and address of each such Stockholder Associated Person and any Proposed Nominee and

                (B)  the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

               (v)  the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder's notice;

              (vi)  a representation whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination;

             (vii)  a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

Appendix C-5

            (viii)  any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

              (ix)  to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

            (4)   Such stockholder's notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) (a) certifying that such Proposed Nominee is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) consenting to be named in the proxy statement as a nominee and serving as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded). The foregoing notice requirements of this Section 11 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

            (5)   Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased after the time period for which nominations would otherwise by due under paragraph (a)(2) of this Section 11, and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article I) for the preceding year's annual meeting, a stockholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

            (6)   For purposes of this Section 11, "Stockholder Associated Person" of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through

Appendix C-6

    one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

          (b)    Special Meetings of Stockholders.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting only (i) by or at the direction of the Board or any committee thereof or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article I for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice, containing the information required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

          (c)    General.

            (1)   If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any stockholder proposing a nominee for election as a director or any proposal of other business at a meeting of stockholders shall notify the Corporation of any inaccuracy or change in such stockholder's notice (within two Business Days (as defined below) of becoming aware of such inaccuracy or change). Upon written request by the Secretary or the Board, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11. For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            (2)   Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such

Appendix C-7

    business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. Except as otherwise required by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11 (including whether the stockholder or any Stockholder Associated Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(3)(vi) of this Section 11) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

            (3)   For purposes of this Section 11, "the date of the proxy statement" shall have the same meaning as "the date of the company's proxy statement released to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. "Public announcement" shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

            (4)   Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

ARTICLE II

DIRECTORS

        Section 1.    Powers.    All of the powers of the Corporation shall be exercised by or under the direction of the Board except as otherwise provided by the Charter or required by law.

        Section 2.    Terms.    The terms of the members of the Board shall be as set forth in Article VI of the Charter.

Appendix C-8

        Section 3.    Director Independence.

          (a)    Independence.    The Board shall nominate candidates for election or re-election to the Board (or recommend the election or re-election of such candidates as nominated by others) such that, and shall take such other corporate actions as may be reasonably required to provide that, to the best knowledge of the Board, if such candidates are elected by the stockholders, at least a majority of the members of the Board shall be Independent Directors (as defined below). The Board shall only elect any person to fill a vacancy on the Board if, to the best knowledge of the Board, after such person's election at least a majority of the members of the Board shall be Independent Directors. The foregoing provisions of this paragraph shall not cause a director who, upon commencing such director's service as a member of the Board was determined by the Board to be an Independent Director but did not in fact qualify as such, or who by reason of any change in circumstances ceases to qualify as an Independent Director, from serving the remainder of the term as a director for which such director was selected. Notwithstanding the foregoing provisions of this paragraph and unless otherwise provided by law, no action of the Board shall be invalid by reason of the failure at any time of a majority of the members of the Board to be Independent Directors.

          (b)    Independent Director.    The term "Independent Director" means a director who (i) qualifies as an "independent director" within the meaning of the corporate governance listing standards from time to time adopted by the NYSE MKT LLC (or, if at any time the Corporation's common stock is not listed on the NYSE MKT LLC and is listed on a securities exchange other than the NYSE MKT LLC, the applicable corporate governance listing standards of such other securities exchange) with respect to the composition of the board of directors of a listed company (without regard to any independence criteria applicable under such standards only to the members of a committee of the board of directors) and (ii) also satisfies the minimum requirements of director independence of Rule 10A-3(b)(1) under the Exchange Act (as from time to time in effect), whether or not such director is a member of the Audit Committee of the Board.

        Section 4.    Qualification.    No Director need be a stockholder of the Corporation. Unless waived by the Board, no individual may serve as a director of the Corporation if he or she has reached the age of 70 years at the time of election. Upon attaining the age of 70, a director shall tender a letter of resignation from the Board, effective upon the expiration of the calendar year in which such director attains the age of 70. Such director shall also tender a letter of resignation effective upon the expiration of each term served by the director after attaining the age of 70. Additionally, upon any change in employment of a director or a change in the duties of such director in connection with his or her employment, such director shall tender a letter of resignation effective upon the expiration of the calendar year in which such change occurs. Any such resignation shall be contingent upon acceptance by the Board, and the Board shall determine whether, in light of all the circumstances, it should accept such resignation.

        Section 5.    Vacancies.    Any vacancy occurring on the Board, including any vacancy created by reason of an increase in the number of directors, shall be filled in the manner provided in Article VI, Section 6.5 of the Charter.

        Section 6.    Resignation.    Any Director may resign at any time by giving notice to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        Section 7.    Regular Meetings.    The regular annual meeting of the Board shall be held, without other notice than this Bylaw, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board may be held at such hour, date and place as the Board may by resolution from time to time determine without other notice than such resolution.

Appendix C-9

        Section 8.    Executive Sessions.    To ensure free and open discussion and communication among the non-management directors, the non-management directors shall meet in executive session at least twice a year with no members of management present.

        Section 9.    Special Meetings.    Special meetings of the Board may be called by a majority of the members of the Board, the Chairman of the Board, if one is elected, the Lead Director, if one is elected, or the Chief Executive Officer. The person calling any such special meeting of the Board may fix the hour, date and place thereof.

        Section 10.    Notice of Meetings.    Notice of the hour, date and place of all special meetings of the Board shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the Chief Executive Officer or such other officer designated by the Chairman of the Board, if one is elected, or the Chief Executive Officer. Notice of any special meeting of the Board shall be given to each director in person or by telephone, electronic mail, facsimile transmission or by telegram sent to his or her business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, when read to such Director by telephone, when deposited in the mail so addressed with postage thereon prepaid, upon transmission of the message by electronic mail, upon completion of transmission of a facsimile message and receipt of a completed answer back indicating receipt or when delivered to the telegraph company if sent by telegram.

        A waiver of notice executed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to an effective notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened and does not further participate in the meeting. Except as otherwise required by law, by the Charter or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

        Section 11.    Quorum.    At any meeting of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

        Section 12.    Action at Meeting.    At any meeting of the Board at which a quorum is present and subject to Section 6.6 of Article VI of the Charter, a majority of the directors present may take any action on behalf of the Board, unless otherwise required by law, by the Charter or these Bylaws.

        Section 13.    Action by Consent.    Any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of all of the outstanding stock entitled to vote on the matter.

        Section 14.    Manner of Participation.    Members of the Board or of any committee designated by the Board pursuant to Section 15 of this Article II may participate in meetings thereof by means of telephone conference or similar communications equipment by means of which all directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

        Section 15.    Committees.    The Board may designate one or more committees, including an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee, to consist of one or more of the members of the Board. The Board may designate one or more directors

Appendix C-10

as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Except as the Board may otherwise determine or as required by law, by the Charter or by these Bylaws, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board or in such rules, its business shall be conducted so far as possible in the same manner as is provided by the Charter and by these Bylaws for the Board. Any committee to which the Board delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board.

        Section 16.    Compensation of Directors.    Directors shall receive compensation for their service as a director as shall be determined by a majority of the members of the Board, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such ("Employee Directors") shall not receive any salary or other compensation for their services as directors of the Corporation; provided, however, that such Employee Directors may be paid their reasonable expenses incurred as a director.

ARTICLE III

OFFICERS

        Section 1.    Enumeration.    The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers, including without limitation a Chairman of the Board, a Chief Operating Officer, a General Counsel, a Chief Financial Officer, a Chief Accounting Officer, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board may determine.

        Section 2.    Election and Appointment.    At the regular annual meeting of the Board following the annual meeting of stockholders, the Board shall elect the Chief Executive Officer, the President, the Treasurer and the Secretary. Other officers may be appointed by the Board at such regular annual meeting of the Board or at any other regular or special meeting of the Board, or such other officers may be appointed by the Chief Executive Officer.

        Section 3.    Qualification.    No officer need be a stockholder or a director of the Corporation. Any person may occupy more than one office of the Corporation at any time except the offices of President and Vice President. Any officer may be required by the Board to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board may determine.

        Section 4.    Tenure.    Except as otherwise provided by the Charter or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Election or appointment of an officer shall not of itself create contract rights. The Board may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall prohibit the right of the Board to remove any officer at any time in accordance with Section 6 of this Article III.

        Section 5.    Resignation.    Any officer may resign at any time by delivering his or her written resignation to the Corporation addressed to the Chief Executive Officer or the Secretary, and such

Appendix C-11

resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        Section 6.    Removal.    The Board may remove any officer with or without cause at any time.

        Section 7.    Absence or Disability.    In the event of the absence or disability of any officer, the Board may designate another officer to act temporarily in place of such absent or disabled officer.

        Section 8.    Vacancies.    Any vacancy in any office may be filled for the unexpired portion of the term by the Board.

        Section 9.    Chief Executive Officer.    The President may be the Chief Executive Officer or the Board may elect another person to be the Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside, when present, at all meetings of the Board. The Chief Executive Officer shall, subject to the direction of the Board, have general supervision and control of the Corporation's business.

        Section 10.    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the Board and at all meetings of stockholders. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board may from time to time designate.

        Section 11.    President.    If the President is not the Chief Executive Officer, he or she shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.

        Section 12.    Chief Operating Officer, General Counsel, Chief Financial Officer and Chief Accounting Officer.    Any Chief Operating Officer, General Counsel, Chief Financial Officer or Chief Accounting Officer shall have such powers and shall perform such duties as the Board or the Chief Executive Officer may from time to time designate.

        Section 13.    Vice Presidents and Assistant Vice Presidents.    Any Vice President (including any Executive Vice President or Senior Vice President) and Assistant Vice President shall have such powers and shall perform such duties as the Board or the Chief Executive Officer may from time to time designate.

        Section 14.    Treasurer and Assistant Treasurers.    The Chief Financial Officer shall be the Treasurer, unless the Board shall elect another officer to be the Treasurer. The Treasurer shall, subject to the direction of the Board and except as the Board or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. In the absence of a Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the Corporation and whenever the signature of the Chief Financial Officer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the Bylaws, to the extent permitted by law, the Treasurer shall have authority to affix his or her signature in such capacity.

        The Chief Accounting Officer shall be an Assistant Treasurer of the Corporation and whenever the signature of an Assistant Treasurer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in these Bylaws, to the extent permitted by law, the Chief Accounting Officer shall have authority to affix his or her signature in such capacity. Any Treasurer or Assistant Treasurer shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.

        Section 15.    Secretary and Assistant Secretaries.    The Secretary shall record all the proceedings of the meetings of the stockholders and the Board (including committees of the Board) in books kept for

Appendix C-12

that purpose. In the absence of the Secretary from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform the duties and responsibilities of the Secretary.

        Any Assistant Secretary shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.

        Section 16.    Other Powers and Duties.    Subject to these Bylaws and to such limitations as the Board may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board or the Chief Executive Officer.

ARTICLE IV

STOCK

        Section 1.    Certificates of Stock.    The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate of the stock of the Corporation in such form as may from time to time be prescribed by the Board. Such certificate shall bear the seal of the Corporation, if one has been adopted, and shall be signed by or in the name of the Corporation by the Chairman of the Board or the Vice Chairman of the Board, or the President or a Vice President, and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

        Section 2.    Transfers.    Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

        Section 3.    Dividends.    Dividends upon the capital stock of the Corporation, subject to the requirements of the MGCL and the provisions of the Charter, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 13 of Article II hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing

Appendix C-13

any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

        Section 4.    Record Holders.    Except as may otherwise be required by law, by the Charter or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of applicable law and these Bylaws.

        It shall be the duty of each stockholder to notify the Corporation or its transfer agent of his or her post office address and any changes thereto.

        Section 5.    Record Date.    In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than 90 days nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.

        If no record date is fixed:

          (a)   the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders is the later of (i) the close of business on the day on which notice of the meeting is mailed, or (ii) the thirtieth day before the meeting; and

          (b)   the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights is the close of business on the day on which the resolution of the Board declaring the dividend or allotment of rights is adopted, but the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted.

        Section 6.    Replacement of Certificates.    The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of such new certificate.

        Section 7.    Transfer Agents and Registrars.    The Corporation may serve as the transfer agent and registrar of the shares of stock of the Corporation, or the Board may, in its discretion, appoint one or more responsible bank, trust company or other entity as the Board may deem advisable, from time to time, to act as transfer agent and registrar of shares of stock.

        Section 8.    Stockholders' Addresses.    Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee.

        Section 9.    Repurchase of Shares of Stock.    Subject to the requirements of applicable law, the Corporation may purchase shares of its own stock and invest its assets in its own shares of stock, provided that in each case the consent of the Board shall have been obtained.

Appendix C-14

 ARTICLE V

INDEMNIFICATION

        Section 1.    Right to Indemnification.    The Corporation shall, to the maximum extent permitted by the MGCL in effect from time to time, indemnify, and, without a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding (upon receipt by the Corporation of an affirmation by the person of the person's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and an undertaking by or on behalf of the person requesting advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation) to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and, in each case, shall indemnify such person from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Corporation or director, officer, partner or trustee of such other entity (each, an "Indemnitee"). The Corporation shall, to the maximum extent permitted by the MGCL in effect from time to time, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described above (any such person shall also be deemed to be an "Indemnitee").

        Section 2.    Indemnification of Employees and Agents of the Corporation.    With the approval of the Board, the Corporation shall, to the maximum extent permitted by the MGCL in effect from time to time, and to such further extent as it shall deem appropriate under the circumstances, provide such indemnification and advancement of expenses as described in Section 1 above, to any employee or agent of the Corporation or a predecessor of the Corporation (each such person shall also be deemed to be an "Indemnitee").

        Section 3.    Right of Indemnitee to Bring Suit.    If a claim under this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by an Indemnitee who is a present or former director to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that such Indemnitee has not met the applicable standard of conduct set forth in the MGCL. In addition, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee who is a present or former director has not met the applicable standard of conduct set forth in the MGCL. Neither the failure of the Corporation (including its Board, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an

Appendix C-15

undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

        Section 4.    Non-Exclusivity of Rights.    The rights to indemnification and to advancement of expenses conferred in this Article V shall not be exclusive of any other right that any person may have or hereafter acquire under these Bylaws, the Charter or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 5.    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

ARTICLE VI

MISCELLANEOUS PROVISIONS

        Section 1.    Fiscal Year.    The fiscal year of the Corporation shall end on December 31 of each year or on such other date as may be fixed by the Board.

        Section 2.    Seal.    The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

        Section 3.    Execution of Instruments.    All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without action by the Board may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board may authorize.

        Section 4.    Voting of Securities.    Unless the Board otherwise provides by resolution, the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4 of Article VI which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer.

        Section 5.    Registered Agent.    The Corporation shall have and maintain a registered agent in the State of Maryland upon whom legal process may be served in any action or proceeding against the Corporation.

        Section 6.    Corporate Records.    The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, stockholders and the Board and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent.

Appendix C-16

        Section 7.    Amendments.    These Bylaws may be altered, amended or repealed, and new bylaws adopted, by (a) the vote of a majority of the entire Board, or (b) the vote of a majority of the voting power of the outstanding capital stock of the Corporation.

        Section 8.    Offices.    The registered office of the Corporation within the State of Maryland shall be located at such place as the Board may designate. The Corporation may have additional offices, including a principal executive office, at such place or places both within and without the State of Maryland as the Board may from time to time determine or the business of the Corporation may require.

        Section 9.    Control Share Acquisitions.    Tile 3, Subtitle 7 of the MGCL shall not apply to any control share acquisitions, as defined in Subtitle 7, by (i) Archie Bennett, (ii) Monty Bennett, (iii) any present or future affiliate or associate of Archie Bennett or Monty Bennett, (iv) Ashford Hospitality Trust, Inc., (v) Ashford Hospitably Prime, Inc., or (vi) any other entity that is advised by the Corporation or its controlled affiliates through an advisory agreement.

Appendix C-17

ASHFORD INC. ATTN: MR. DAVID A. BROOKS, SECRETARY 14185 DALLAS PARKWAY SUITE 1100 DALLAS, TX 75254

VOTE BY INTERNET — www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ASHFORD INC.

	For	Against	Abstain
The Board of Directors unanimously recommends you vote FOR the following proposals:

Proposal 1:        the Agreement and Plan of Merger between the Company and its wholly-owned subsidiary, Ashford Inc., a Maryland corporation (“Ashford Maryland”), pursuant to which the Company will merge with and into Ashford Maryland for the purpose of changing the Company’s state of incorporation from Delaware to Maryland.

	☐	☐	☐

Proposal 2: the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the blank where indicated   ☐

Please indicate if you plan to attend this meeting:  Yes ☐     No ☐

Please sign exactly as your name(s) appear(s) herein. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com

ASHFORD INC.

SPECIAL MEETING OF STOCKHOLDERS - [  ], 2016

This Proxy is solicited by the Board of Directors of the Company

The undersigned, having received notice of the Proxy Statement for the Special Meeting therefor, and revoking all prior proxies, hereby appoint(s) Mr. David A. Brooks and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the Special Meeting of Stockholders of ASHFORD INC. (the “Company”) to be held on [  ], 2016 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

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